UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
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☐	Soliciting Material under § 240.14a-12
ARLO TECHNOLOGIES, INC.
(Name of registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant)
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Notice of Annual Meeting of Stockholders

Arlo Technologies, Inc.
3030 Orchard Parkway,
San Jose, California 95134

To Be Held On July 1, 2020
Dear Stockholder:
You are cordially invited to attend the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Arlo Technologies, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held entirely online due to the continuing threat to public health as a result of the COVID-19 pandemic and to support the health and well-being of our employees, advisors and stockholders. You will be able to attend the Annual Meeting online by visiting http://www.virtualshareholdermeeting.com/ARLO2020, where you will be able to listen to the meeting live and vote. You will need to have the 16-digit control number included on your proxy card. The meeting will be held on Wednesday July 1, 2020 at 9:30 a.m. (local time) for the following purposes:
1.	To elect the three nominees for Class II director named herein to hold office until the 2023 annual meeting of stockholders.
2.
To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2020.

3.	To conduct any other business properly brought before the meeting.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the Annual Meeting is May 8, 2020. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on July 1, 2020.
The proxy statement and annual report to stockholders are available at www.proxyvote.com.
By Order of the Board of Directors,
/s/ Ralph E. Faison
Ralph E. Faison
Chairman of the Board of Directors
San Jose, California
May 19, 2020
You are cordially invited to attend the meeting. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Arlo Technologies, Inc.
3030 Orchard Parkway,
San Jose, California 95134
PROXY STATEMENT
FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On July 1, 2020
Q:	Why am I receiving these materials?
A:
We have sent you these proxy materials because the Board of Directors of Arlo Technologies, Inc. (sometimes referred to as “we,” “us,” the “Company” or “Arlo”) is soliciting your proxy to vote at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. The Annual Meeting will be held virtually on July 1, 2020 at 9:30 a.m., Pacific Time. You can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/ARLO2020, where you will be able to listen to the meeting live and vote online. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the internet.

We intend to mail these proxy materials on or about May 19, 2020 to all stockholders of record entitled to vote at the Annual Meeting.
Q:	Why are we holding a virtual Annual Meeting?
A:
This year we have implemented a virtual format for our Annual Meeting, which will be conducted via live audio webcast and online stockholder tools. Given the evolving situation relating to the COVID-19 pandemic, we believe a virtual format supports the health and well-being of our employees, advisors and stockholders, and helps to facilitate stockholder attendance by enabling stockholders to attend from any location around the world without person-to-person contact, at no cost (other than any costs associated with your internet access, such as usage charges from internet access providers and telephone companies). A virtual Annual Meeting makes it possible for more stockholders (regardless of size, resources or physical location) to have direct access to information more quickly, while saving the Company and our stockholders time and money.

Q:	How do I attend the Annual Meeting?
A:
The meeting will be held online on Wednesday July 1, 2020 at 9:30 a.m. Pacific Time. You will be able to attend and participate in the Annual Meeting online by visiting http://www.virtualshareholdermeeting.com/ARLO2020, where you will be able to listen to the meeting live and vote. You will not be able to attend the Annual Meeting in person. Information on how to vote at the Annual Meeting is discussed below. The Annual Meeting webcast will begin promptly at 9:30 a.m., Pacific Time. We encourage you to access the webcast prior to the start time. Online check-in will begin at 9:15 a.m. Pacific Time, and you should allow ample time for the check-in procedures.

Q:	What do I need in order to be able to participate in the virtual Annual Meeting?
A:
You will need the 16-digit control number included on your proxy card in order to be able to vote your shares during the Annual Meeting. Instructions on how to connect to the Annual Meeting and participate via the internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/ARLO2020. If you do not have your 16-digit control number, you will be able to access and listen to the Annual Meeting but you will not be able to vote your shares.

Arlo Technologies, Inc. Notice of 2020 Annual Meeting and Proxy Statement 1

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual shareholder meeting login page.
Q:	Who can vote at the Annual Meeting?
A:
Only stockholders of record at the close of business on May 8, 2020 will be entitled to vote at the Annual Meeting. On this record date, there were 78,026,941 shares of common stock outstanding and entitled to vote. A complete list of stockholders entitled to vote at the Annual Meeting will be available for a period of ten days prior to the Annual Meeting at our principal executive offices located at 3030 Orchard Parkway, San Jose, California 95134. In addition, the list of stockholders will also be available during the Annual Meeting on the virtual meeting site at http://www.virtualshareholdermeeting.com/ARLO2020.

Stockholder of Record: Shares Registered in Your Name
If, on May 8, 2020, your shares were registered directly in your name with the Company’s transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card, or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted. If you submit your proxy telephonically or over the internet, you must do so no later than 11:59 p.m. Eastern Time on June 30, 2020. Stockholders who attend the virtual Annual Meeting should follow the instructions at www.virtualshareholdermeeting.com/ARLO2020 to vote online during the Annual Meeting.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If, on May 8, 2020, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.
Q:	What am I voting on?
A:	There are two matters scheduled for a vote:
•	Proposal One: Election of the three Class II directors named herein to hold office until the 2023 annual meeting of stockholders; and
•
Proposal Two: Ratification of the selection by the Audit Committee of the Board (the “Audit Committee”) of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2020.

Q:	What if another matter is properly brought before the Annual Meeting?
A:
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

Q:	How do I vote?
A:
You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

2

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote online at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the virtual Annual Meeting and vote online even if you have already voted by proxy.
•
VOTE ONLINE AT THE ANNUAL MEETING: To vote online during the virtual Annual Meeting, please go to http://www.virtualshareholdermeeting.com/ARLO2020. You will be asked to provide the 16-digit control number included on your proxy card. Once you have logged into the virtual Annual Meeting, please follow the instructions to vote your shares. If you do not have your 16-digit control number, you will be able to access and listen to the Annual Meeting but you will not be able to vote your shares.

•
VOTE BY PHONE: To vote over the telephone, dial toll-free 1-800-690-6903 using any touch-tone telephone and follow the recorded instructions. You will be asked to provide the control number from the enclosed proxy card. Your telephone vote must be received by 11:59 p.m. Eastern Time on June 30, 2020 to be counted.

•
VOTE BY INTERNET: You may vote by completing an electronic proxy card at www.proxyvote.com. You will be asked to provide the control number from the enclosed proxy card. Your internet vote must be received by 11:59 p.m. Eastern Time on June 30, 2020 to be counted. We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

•
VOTE BY PROXY CARD: To vote using a proxy card, simply complete, sign and date the enclosed proxy card. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your brokerage firm, bank, dealer or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from Arlo. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote at the Annual Meeting, you must obtain a valid proxy from your brokerage firm, bank, dealer or other agent. Follow the instructions from your broker or bank, or contact your broker or bank to request a proxy form.
Q:	How many votes do I have?
A:	On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on May 8, 2020.
Q:	If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
A:	If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of both nominees for director and “For” the ratification of the selection by the Audit Committee of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2020. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Arlo Technologies, Inc. Notice of 2020 Annual Meeting and Proxy Statement 3

Q:	If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?
A:
If you are a beneficial owner and do not instruct your brokerage firm, bank, dealer or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is considered to be a routine matter under applicable rules. Brokers and nominees can use their discretion to vote uninstructed shares with respect to matters that are considered to be routine under applicable rules, but not with respect to non-routine matters. Under applicable rules and interpretations, non-routine matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, without your instructions, your broker or nominee may not vote your shares on Proposal One, but may vote your shares on Proposal Two.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
Q:	Who is paying for this proxy solicitation?
A:
Arlo will pay for the entire cost of soliciting proxies. In addition to these proxy materials, Arlo’s directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, dealers or other agents for the cost of forwarding proxy materials to beneficial owners.

Q:	What does it mean if I receive more than one set of proxy materials?
A:
If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

Q:	Can I change my vote after submitting my proxy?
A:	Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the internet.
•	You may send a timely written notice that you are revoking your proxy to Arlo’s Secretary at 3030 Orchard Parkway, San Jose, California 95134.
•	You may attend the virtual Annual Meeting and vote online at that time. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
Your most recent proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your brokerage firm, bank, dealer or other agent as a nominee, you should follow the instructions provided by your broker or bank.
Q:	When are stockholder proposals and director nominations due for next year’s annual meeting?
A:
To be considered for inclusion in the Company’s proxy materials for next year’s annual meeting, your proposal must be submitted in writing by January 19, 2021, to the attention of the Secretary of Arlo Technologies, Inc., 3030 Orchard Parkway, San Jose, California 95134. If you wish to submit a proposal (including a director nomination) that is not to be included in the Company’s proxy materials for next year’s annual meeting, you must do so between February 1, 2021 and March 3, 2021. You are also advised to review the Company’s amended

4

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
and restated bylaws, which contain additional requirements relating to advance notice of stockholder proposals and director nominations. The timely submission of a proposal (including a director nomination) does not guarantee its inclusion in the Company’s proxy materials.
Q:	What are “broker non-votes”?
A:
When a beneficial owner of shares held in “street name” does not give instructions to the brokerage firm, bank, dealer or other agent holding the shares as to how to vote on matters deemed to be non-routine under applicable rules, the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

Q:	How are votes counted?
A:
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, for the proposal to ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent public accounting firm, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will have no effect on Proposal One. Abstentions will be counted towards the vote total for Proposal Two and will have the same effect as “Against” votes. Broker non-votes will be counted towards the presence of a quorum but will not be counted towards the vote total for any proposal.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
Q:	How many votes are needed to approve each proposal?
A: •
For Proposal One, the election of directors, the three nominees receiving the most “For” votes from the holders of shares present or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome. While “Withhold” votes and broker non-votes will have no effect on the outcome of the vote, we have adopted a Majority Voting in Uncontested Elections Policy pursuant to which any nominee for director at the Annual Meeting would be required to submit an offer of resignation for consideration by the Nominating and Corporate Governance Committee if such nominee for director receives a greater number of “Withhold” votes than votes “For” such election. For more information on this policy see the section titled “Information Regarding the Board of Directors and Corporate Governance- Corporate Governance Guidelines.”

•
To be approved, Proposal Two, the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2020, must receive “For” votes from the holders of a majority of shares present or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes, if any, will have no effect.

Q:	What is the quorum requirement?
A:
A quorum of stockholders is necessary to hold the Annual Meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the virtual Annual Meeting or represented by proxy. On the record date, there were 78,026,941 shares outstanding and entitled to vote. Thus, the holders of 78,026,941shares must be present in person or represented by proxy at the virtual Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your brokerage firm, bank, dealer or other agent) or if you vote at the virtual Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.
Q:	How can I find out the results of the voting at the Annual Meeting?
A:
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file with the Securities and Exchange Commission (“SEC”) within four business days after the Annual Meeting. If final voting results are not available to us in time to

Arlo Technologies, Inc. Notice of 2020 Annual Meeting and Proxy Statement 5

file a Current Report on Form 8-K within four business days after the Annual Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.
Q:	What proxy materials are available on the internet?
A:	The proxy statement, Annual Report on Form 10-K for the year ended December 31, 2019 and annual report to stockholders are available at www.proxyvote.com.
6

PROPOSAL ONE

ELECTION OF DIRECTORS
The Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
The Board presently has seven members. On April 30, 2019, the Company entered into a Cooperation Agreement (the “Cooperation Agreement”) with VIEX Capital Advisors, LLC and certain of its affiliates (collectively, “VIEX”). Pursuant to the Cooperation Agreement, the Company agreed that it will fix the authorized size of the Board as seven directors until the day prior to the Annual Meeting.
There are three Class II directors whose term of office expires in 2020: Grady Summers, Sean Aggarwal and Amy Rothstein. Mr. Summer was previously elected by the stockholders, Mr. Aggarwal was appointed by the Board in October 2018 and Ms. Rothstein was appointed by the Board in May 2019 pursuant to the Cooperation Agreement. Proxies may not be voted for a greater number of persons than the number of nominees named in this Proxy Statement. Mr. Summers, Mr. Aggarwal and Ms. Rothstein, each current directors of the Company, were each recommended for nomination to the Board at the Annual Meeting by the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”). If elected at the Annual Meeting, each of these nominees would serve until the 2023 Annual Meeting of Stockholders or until his or her successor has been duly elected and qualified, or, if sooner, until his or her death, resignation or removal. It is the Company’s policy to invite directors and nominees for director to attend the Annual Meeting. All of our directors attended our 2019 Annual Meeting of Stockholders.
Directors are elected at the Annual Meeting by a plurality of the votes of the holders of shares present or represented by proxy and entitled to vote on the election of directors. Because we have not received notice from any stockholders that they intend to nominate candidates for election as directors at the Annual Meeting, we expect that each of the Company’s nominees will be elected at the Annual Meeting. However, the Board has adopted a Majority Voting in Uncontested Elections Policy pursuant to which any nominee for director at the Annual Meeting would be required to submit an offer of resignation for consideration by the Nominating and Corporate Governance Committee if such nominee for director receives a greater number of “Withhold” votes than votes “For” such election. For more information on this policy see the section titled “Information Regarding the Board of Directors and Corporate Governance- Corporate Governance Guidelines.”
Nominees
The Nominating and Corporate Governance Committee seeks to assemble a Board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this Proxy Statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Nominating and Corporate Governance Committee to believe that that nominee should continue to serve on the Board. However, each of the members of the Nominating and Corporate Governance Committee may have a variety of reasons why such member believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.
Arlo Technologies, Inc. Notice of 2020 Annual Meeting and Proxy Statement 7

Nominees for Election for a Three-Year Term Expiring at the 2023 Annual Meeting

Grady K. Summers has served as a member of our Board since August 2018. Prior to joining the Arlo Board, Mr. Summers served on the board of directors of NETGEAR, Inc. (“NETGEAR”) from January 2016 to August 2018. Mr. Summers currently serves as Executive Vice President, Solutions and Technology of SailPoint Technologies Holdings, Inc., a leading provider of enterprise identity governance solutions. From 2014 to 2020, Mr. Summers served in various roles at FireEye, Inc., most recently as the Executive Vice President and Chief Technology Officer. He joined FireEye through its acquisition of Mandiant in 2014. At Mandiant, Mr. Summers served as the Vice President of Strategic Solutions and led the company’s strategic consulting and customer success divisions. Prior to Mandiant, from 2010 to 2012, Mr. Summers was a principal at Ernst & Young (“E&Y”). Before E&Y, from 1999 to 2010, he held various roles at General Electric, most recently as the Chief Information Security Officer overseeing a large global information security organization.

Qualifications:

Mr. Summers has years of quality experience reviewing, leading, designing, and implementing cybersecurity programs. He provides Arlo with technology perspectives, strategic insight, and cyber security oversight. Mr. Summers is an expert in addressing the security and privacy challenges that Arlo faces in today’s connected world and is qualified to serve as a member of our Board.

Grady K. Summers
Age 43 Director since 2018 Board Committees: Cybersecurity (Chair), Audit Other Current Public Company Boards: None

Prashant (Sean) Aggarwal has served as a member of our Board since October 2018. Mr. Aggarwal has served as Chief Executive Officer of Soar Capital since March 2016, where he focuses on investments in early-stage technology companies. From November 2011 to February 2015, Mr. Aggarwal was Chief Financial Officer at Trulia, Inc., an online real estate company, where he directed the company's successful IPO in 2012. From June 2008 to October 2011, Mr. Aggarwal served as Vice President of Finance at PayPal, Inc., an online payments company. From March 2003 to May 2008, Mr. Aggarwal worked at eBay, Inc., an online commerce company, in various finance roles including Vice President of Finance. Prior to eBay, Mr. Aggarwal was Director of Finance at Amazon, Inc., an online commerce company. Mr. Aggarwal started his career in investment banking with Merrill Lynch, Pierce, Fenner & Smith Incorporated. Mr. Aggarwal also currently serves on the Board of Directors of Lyft, Inc., and Yatra Online, Inc.

Qualifications:

Mr. Aggarwal has significant operational and finance experience as an executive and board member of technology companies. He has led organizations through periods of rapid top-line growth and expansion into international markets. Mr. Aggarwal’s deep understanding of finance, financial reporting, strategy, operations and risk management qualifies him to serve as a member of our Board.

Sean Aggarwal
Age 54 Director since 2018 Board Committees: Nominating and Corporate Governance, Compensation, Audit, Cybersecurity Other Current Public Company Boards: Lyft, Inc. (Chair), Yatra Online, Inc.

8

PROPOSAL ONE

Amy Rothstein has served as a member of our Board since May 2019. Ms. Rothstein currently serves as Chief Legal Officer and Head of Corporate Development for Tremor International, a leading provider of digital video brand advertising solutions, where she is responsible for managing the global legal affairs of the group and driving operational and strategic goals. During her tenure with Tremor International, Ms. Rothstein has also served as Chief Operating Officer. Ms. Rothstein joined Tremor International through its acquisition of RhythmOne Plc in April 2019, at which time Ms. Rothstein served as Executive Vice President, Chief Legal Officer and Chief Operating Officer of RhythmOne. Ms. Rothstein joined RhythmOne through its acquisition of YuMe Inc. where since August 2013, Ms. Rothstein served as YuMe's Deputy General Counsel and then General Counsel. Prior to joining YuMe, Ms. Rothstein served as the Director of Mergers and Acquisitions for North America for Hewlett Packard Inc. where she led and supported a variety of complex transactions. She has also held associate positions with Weil, Gotshal and Manges LLP and Cooley LLP advising clients on a wide variety of securities, M&A, commercial and governance matters.

Qualifications:

We believe that Ms. Rothstein’s extensive experience evaluating and executing complex strategic transactions including M&A and advising public company technology boards qualifies her to serve as a member of our Board.

Amy Rothstein
Age 45 Director since May 2019 Board Committees: Nominating and Corporate Governance, Strategic Other Current Public Company Boards: None
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NAMED NOMINEE.
Arlo Technologies, Inc. Notice of 2020 Annual Meeting and Proxy Statement 9

CONTINUING DIRECTORS
Directors Continuing in Office Until the 2021 Annual Meeting

Matthew McRae has served as our Chief Executive Officer since February 2018 and as a member of our Board since August 2018. Mr. McRae served as NETGEAR’s Senior Vice President of Strategy from October 2017 until August 2018. Mr. McRae previously served as the Chief Technology Officer of Vizio Inc. from March 2010 to October 2017, and prior to that served as its Vice President and General Manager, Advanced Products Group, from 2008 to 2010. From 2007 to 2008, Mr. McRae was Vice President of Marketing and Business Development of Fabrik (now part of HGST, Inc.), a provider of data storage and next generation web services, and prior to that, from 2001 to 2007, was the Senior Director, Worldwide Business Development at Cisco Systems Inc., a leader in networking services. Mr. McRae has served on the board of directors of Dedicated Hosting Services, Inc. (d/b/a Streaming Media Hosting), a private content delivery network company, since 2014, and he has been on the board of directors of the UC Irvine Institute for Innovation since 2015. He previously served on the board of directors of the Leatherby Center for Entrepreneurship and Business Ethics at the Business School of Chapman University from 2012 to 2015.

Qualifications:

Mr. McRae’s extensive industry experience in leadership positions at consumer electronics companies qualifies him to serve as a member of our Board.

Matthew McRae
Age 46 Director since 2018 Board Committees: None Other Current Public Company Boards: None

Michael Pope has served as a member of our Board since October 2018. From October 2015 to November 2019, Mr. Pope served as Senior Vice President and Chief Financial Officer of Shutterfly, Inc., a leading retailer and manufacturing platform for personalized products, where he is responsible for managing all aspects of financial activities, including strategic planning, financial planning and analysis, investor relations, customer insights and analysis, mergers and acquisitions, accounting, tax, treasury and legal. Mr. Pope joined Shutterfly, Inc. from Clean Power Finance, a residential solar power financing company, where he served as Chief Financial Officer from 2013 to 2015. He has also held the positions of Chief Operating Officer and Chief Financial Officer at MarketTools from 2008 to 2012. Prior to MarketTools, Mr. Pope was Vice President at BearingPoint from 2007 to 2008. He has also served as President and Chief Operating Officer at Network General from 2005 to 2006. Prior to Network General, Mr. Pope served as President and Chief Executive Officer at DigitalThink, and Chief Financial Officer and Chair of the Audit Committee at Dionex (acquired by Thermo Scientific).

Qualifications:

Mr. Pope has robust and broad finance, manufacturing, and operational experience with a successful track record of profitably growing public and private companies, which qualifies him to serve as a member of our Board.

Michael Pope
Age 53 Director since 2018 Board Committees: Audit (Chair) Other Current Public Company Boards: None
10

PROPOSAL ONE
Directors Continuing in Office Until the 2022 Annual Meeting

Jocelyn E. Carter-Miller has served as a member of our Board since August 2018. Prior to joining the Arlo Board, Ms. Carter-Miller served on the board of directors of NETGEAR from January 2009 to August 2018. Since 2005 Ms. Carter-Miller has been President of TechEdVentures, Inc. and since 2013 President of SoulTranSync, LLC, entrepreneurial ventures specializing in the development and marketing of high performance educational and personal/ community empowerment programming. Also, Ms. Carter-Miller leads Jocelyn Carter-Miller, LLC, a business consulting firm. From 2002 until 2004, Ms. Carter-Miller served as Executive Vice President and Chief Marketing Officer of Office Depot, Inc. Before that, Ms. Carter-Miller worked a decade at Motorola, Inc., initially as a Director of Marketing and Network Service Quality, then as Vice President and GM of International Networks Division Latin America and EMEA Operations, and ultimately as Corporate Vice President and Chief Marketing Officer. She also spent eight years at Mattel, Inc. in marketing, product development and strategic business planning roles. Ms. Carter-Miller also currently serves on the Board of Directors of Principal Financial Group, Inc. and Interpublic Group of Companies, Inc.

Qualifications:

Ms. Carter-Miller provides an in-depth understanding of marketing to home users and small businesses based on her extensive marketing and executive experience at various public companies. In addition, Ms. Carter-Miller’s expertise gained from her time on the boards of large public companies provides an important perspective on corporate governance best practices and procedures that can be applied at Arlo and qualifies her to serve as a member of our Board.

Jocelyn E. Carter-Miller
Age 62 Director since 2018 Board Committees: Compensation (Chair), Audit, Strategic Other Current Public Company Boards: Principal Financial Group, Inc., Interpublic Group of Companies, Inc.

Ralph E. Faison has served as the Chairman of our Board since August 2018. Prior to joining the Arlo Board, Mr. Faison served on the board of directors of NETGEAR from August 2003 to August 2018. Mr. Faison currently is a private investor. From January 2011 to July 2014, Mr. Faison served as the President and Chief Executive Officer and chair of the board of directors of Pulse Electronics Corporation, a public company and manufacturer of electronic components. From February 2003 through December 2007, Mr. Faison served as Chief Executive Officer of Andrew Corporation, a public company and a manufacturer of communications equipment and systems. He also served at various times as President, Chief Operating Officer, and Director at Andrew Corporation. From June 2001 to June 2002, Mr. Faison was President and Chief Executive Officer of Celiant Corporation, a manufacturer of power amplifiers and wireless radio frequency systems, which was acquired by Andrew Corporation. From October 1997 to June 2001, Mr. Faison was Vice President of the New Ventures Group at Lucent Technologies, a communications service provider, and from 1995 to 1997, he was Vice President of advertising and brand management at Lucent. Prior to joining Lucent, Mr. Faison also held various positions at AT&T, a voice and data communications company, including as Vice President and General Manager of AT&T’s wireless business unit and manufacturing Vice President for its consumer products unit in Bangkok, Thailand. Mr. Faison also serves on the Board of Directors of Visilink Technologies, Inc., a company that produces wireless broadcast video cameras for the commercial broadcast and military markets.

Qualifications:

Mr. Faison has extensive experience in leading and managing large international companies. He is well versed in the complex manufacturing and distribution systems that today’s multinational companies implement. Mr. Faison, as a recent public company chair and chief executive officer, is able to advise Arlo on many aspects of public company governance and management and is qualified to serve as a member of our Board.

Ralph E. Faison

Age 61

Director since 2018

Board Committees:
Chairman of the Board,
Nominating and Corporate
Governance (Chair),
Compensation, Cybersecurity,
Strategic (Chair)

Other Current Public
Company Boards:
Visilink Technologies, Inc.

Arlo Technologies, Inc. Notice of 2020 Annual Meeting and Proxy Statement 11

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Overview
Arlo combines an intelligent cloud infrastructure and mobile app with a variety of smart connected devices that transform the way people experience the connected lifestyle. The Company's cloud-based platform provides users with visibility, insight and a powerful means to help protect and connect in real-time with the people and things that matter most, from any location with a Wi-Fi or a cellular connection. The Company primarily generates revenue by selling devices through retail channels, wholesale distribution and wireless carrier channels and paid subscription services through in-app purchases. The Company was incorporated in Delaware on January 5, 2018.
On February 6, 2018, NETGEAR announced that its board of directors had unanimously approved the pursuit of a separation of its Arlo business from NETGEAR (the “Separation”) to be effected through an initial public offering (the “IPO”) of newly issued shares of the common stock of Arlo, then a wholly owned subsidiary of NETGEAR. On July 6, 2018, the Company filed a registration statement (as amended, the “IPO Registration Statement”) relating to the IPO of common stock of Arlo with the U.S. Securities and Exchange Commission (the “SEC”). Following a series of restructuring steps prior to the completion of the IPO of Arlo common stock, the Arlo business was transferred from NETGEAR to Arlo (collectively, the “Contribution”).
On August 2, 2018, NETGEAR and Arlo announced the pricing of the IPO of 10,215,000 shares of Arlo’s common stock at a price to the public of $16.00 per share. On August 3, 2018, Arlo’s shares began trading on the New York Stock Exchange under the ticker symbol “ARLO.” On August 7, 2018, the Company completed its IPO of 11,747,250 shares of common stock (including 1,532,250 shares of common stock pursuant to the underwriters’ option to purchase additional shares, which was exercised in full on August 3, 2018), at $16.00 per share, before underwriting discounts and commissions and estimated offering costs. Cash proceeds from the IPO were $173.4 million, net of the portion of the offering cost paid by Arlo, which portion was $1.4 million. The total offering cost was $4.6 million, of which $3.2 million was paid by NETGEAR.
Prior to the completion of the IPO, the Company was a wholly owned subsidiary of NETGEAR and upon the closing of the IPO (including the issuance of additional shares of common stock pursuant to the underwriters’ option to purchase additional shares, which was exercised in full) on August 7, 2018, NETGEAR owned approximately 84.2% of the shares of Arlo’s outstanding common stock.
On November 29, 2018, NETGEAR announced that its board of directors had approved a special stock dividend (the “Distribution”) to NETGEAR stockholders of the 62,500,000 shares of Arlo common stock owned by NETGEAR. The Distribution was made on December 31, 2018 (the “Distribution Date”) to all NETGEAR stockholders of record as of the close of business on December 17, 2018 (the “Record Date”). In the Distribution, each NETGEAR stockholder of record on the Record Date received 1.980295 shares of Arlo common stock for every share of NETGEAR common stock held on the Record Date, subject to cash in lieu of fractional shares. The Distribution was intended to qualify as generally tax free to NETGEAR stockholders for U.S. federal income tax purposes. In connection with the Distribution, 62,500,000 shares of Arlo common stock held by NETGEAR were distributed to its stockholders and NETGEAR is no longer considered a related party to the Company.
Independence of the Board of Directors
As required under the NYSE listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NYSE, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following six directors are independent directors under the
12

PROPOSAL ONE
applicable rules of the NYSE: Mses. Carter-Miller and Rothstein and Messrs. Faison, Summers, Aggarwal and Pope. In making this determination, the Board found that none of our directors had a material or other disqualifying relationship with the Company. Mr. McRae is not considered independent because he is an executive officer of the Company.
Board Leadership Structure
The Board has an independent Chair, Mr. Faison, who has authority, among other things, to call and preside over Board meetings, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Chair has substantial ability to shape the work of the Board. We believe that separation of the positions of Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of our business and affairs. In addition, we have a separate chair for each committee of the Board. The chair of each committee is expected to report to the Board from time to time, or whenever so requested by the Board, on the activities of his or her committee in fulfilling its responsibilities as detailed in its respective charter or specify any shortcomings should that be the case. In addition, we believe that having a separate Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of us and our stockholders. As a result, we believe that having a separate Chair can enhance the effectiveness of the Board as a whole.
Role of the Board in Risk Oversight
One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. The Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. The Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The Compensation Committee of the Board (the “Compensation Committee”) assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. The Cybersecurity Committee of the Board (the “Cybersecurity Committee”) has the responsibility to oversee cybersecurity risk management.
Typically, the applicable Board committees meet at least annually with the employees responsible for risk management in the committees’ respective areas of oversight. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.
As a result of the COVID-19 pandemic, we have and may in the future experience disruptions that could severely impact our business. Given the evolving nature of the pandemic, our senior management and our Board of Directors are communicating more frequently to monitor potential business impacts and further strategic planning.
Meetings of the Board of Directors
The Board met 11 times and acted by unanimous written consent three times during 2019. All directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they served in 2019.
In fiscal year 2019, the Company’s independent directors met four times in an executive session at which only independent directors were present.
Arlo Technologies, Inc. Notice of 2020 Annual Meeting and Proxy Statement 13

Information Regarding Committees of the Board of Directors
The Board has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Cybersecurity Committee. The Board also has a Strategic Committee that was established in May 2019. The following table provides membership and meeting information for fiscal year 2019 for each of the committees of the Board that existed in fiscal year 2019:
Name	Audit	Compensation	Nominating and Corporate Governance	Cybersecurity	Strategic Committee(1)
Ralph E. Faison *		X	Chair	X	Chair
Matthew McRae
Jocelyn E. Carter-Miller *	X	Chair			X
Grady K. Summers *	X			Chair
Mike Pope *	Chair		X(2)
Prashant Aggarwal *		X	X	X
Amy Rothstein *					X
Total meetings in 2019	8	7	4	4	3
*	Independent Director
(1)	The Strategic Committee was established in May 2019.
(2)	Ms. Rothstein replaced Mr. Pope as a member of the Nominating and Corporate Governance Committee in January 2020.
Below is a description of each committee of the Board.
The Board has determined that each member of each committee meets the applicable NYSE rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.
Audit Committee
The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee the Company’s corporate accounting and financial reporting processes, internal controls, independent auditor relationships, and audits of its financial statements. For this purpose, the Audit Committee performs several functions, including, among other things:
•	overseeing management’s establishment and maintenance of adequate systems of internal accounting and financial controls;
•	reviewing the effectiveness of our legal and regulatory compliance programs and risk management policies;
•	overseeing our financial reporting process, including the filing of financial reports; and
•	selecting independent auditors, evaluating their independence and performance and approving audit fees and services performed by them.
The Audit Committee is composed of four directors: Ms. Carter-Miller and Messrs. Summers, Pope and Aggarwal. Mr. Aggarwal was appointed as a member of the Audit Committee in April 2020. Mr. Pope is the Chair of the Audit Committee. The Audit Committee met eight times during the fiscal year. The Board has adopted a written Audit Committee charter that is available to stockholders on the Company’s “Investor Relations” section of the Company’s website at www.arlo.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report.
The Board reviews the NYSE listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Section 303A.07(a) of the NYSE Listed Company Manual).
The Board has also determined that Ms. Carter-Miller and Mr. Pope qualify as “audit committee financial experts,” as defined in applicable SEC rules. The Board made a qualitative assessment of Ms. Carter-Miller’s and Mr. Pope’s level of knowledge and experience based on a number of factors, including their formal education and previous and
14

PROPOSAL ONE
current experience in financial roles. In addition to the Company’s Audit Committee, Ms. Carter-Miller also serves on the Audit Committee of Interpublic Group of Companies, Inc. The Board has determined that this simultaneous service does not impair Ms. Carter-Miller’s ability to effectively serve on the Company’s Audit Committee.
Report of the Audit Committee of the Board of Directors*
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2019 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.
Mike Pope (Chair)
Grady K. Summers
Jocelyn E. Carter-Miller
* The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Exchange Act or the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Arlo Technologies, Inc. Notice of 2020 Annual Meeting and Proxy Statement 15

Compensation Committee
The Compensation Committee is composed of three directors: Messrs. Faison and Aggarwal and Ms. Carter-Miller. Ms. Carter-Miller is the Chair of the Compensation Committee. Our Board has determined that each of the members of our Compensation Committee are independent (as independence is currently defined in NYSE Listed Company Manual Section 303A.02 as applied to compensation committee members), and is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, and is an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee met seven times during the fiscal year. The Board has adopted a written Compensation Committee charter that is available to stockholders on the Company’s “Investor Relations” section of the Company’s website at www.arlo.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report.
The Compensation Committee acts on behalf of the Board to review, adopt or recommend to the Board for adoption, and oversee the Company’s compensation strategy, policies, plans and programs. For this purpose, the Compensation Committee performs several functions, including, among other things:
•	ensuring our executive compensation programs are appropriately competitive, supporting organizational objectives and stockholder interests and emphasizing pay for performance linkage;
•	evaluating and approving compensation and setting performance criteria for compensation programs for our chief executive officer and other executive officers;
•	reviewing the compensation of directors for service on the Board and its committees and recommending changes to the Board as appropriate; and
•	overseeing the implementation and administration of our compensation plans.
Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets at least quarterly and with greater frequency, if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with management. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer does not participate in, and is not present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee the authority to retain and obtain, at the expense of the Company, advice and assistance from a compensation consultant, legal counsel or other advisers that the Compensation Committee considers necessary to assist the Compensation Committee in the performance of its duties and responsibilities as set forth in the charter of the Compensation Committee. The Compensation Committee has direct responsibility for the oversight of the work of any advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under its charter, to the extent required by SEC and NYSE rules, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and NYSE, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
The Company engaged Compensia, Inc. (“Compensia”) as its compensation consultant. Compensia was retained to provide an assessment of the Company’s executive and director compensation programs in comparison to executive and director compensation programs at selected publicly-traded peer companies. As part of its engagement, Compensia was requested by the Compensation Committee to develop the peer group of comparative companies and to perform analyses of compensation levels for that group. Compensia developed peer group and related recommendations that were presented to the Compensation Committee for its consideration. During the period of January 2019 to December 2019, Compensia billed the Company approximately $135,702 for compensation consulting services.
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PROPOSAL ONE
The Compensation Committee holds one or more meetings during the first quarter of the year to discuss and make recommendations to the Board for annual compensation adjustments, annual bonuses, annual equity awards, and new corporate performance objectives. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines recommendations to the Board regarding any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, compensation data from comparative companies, compensation surveys, and recommendations of any compensation consultant, if applicable.
Compensation Committee Interlocks and Insider Participation
As stated above, the Compensation Committee currently consists of Messrs. Faison and Aggarwal and Ms. Carter-Miller. No member of the Compensation Committee has ever been an officer or employee of Arlo. None of our executive officers currently serves, or has served during the last completed fiscal year, on our Compensation Committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, selecting or recommending to the Board for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board, and developing a set of corporate governance principles for the Company.
The Nominating and Corporate Governance Committee is composed of three directors: Messrs. Faison and Aggarwal and Ms. Rothstein. Ms. Rothstein was appointed as the replacement for Mr. Pope in January 2020. Mr. Faison is the Chair of the Nominating and Corporate Governance Committee. Each of the members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in NYSE Listed Company Manual Section 303A.02). The Nominating and Corporate Governance Committee met four times during the fiscal year. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Company’s website at www.arlo.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report. The functions of this committee include, among other things:
•	recommending nominees for our Board and its committees;
•	recommending the size and composition of our Board and its committees;
•
reviewing and considering the Company’s position and practices on significant issues of corporate public responsibility such as workforce diversity, protection of the environment, and philanthropic and political contributions;

•	reviewing our corporate governance guidelines, corporate charters and proposed amendments to our certificate of incorporation and bylaws; and
•	reviewing and making recommendations to address stockholder proposals.
Arlo Technologies, Inc. Notice of 2020 Annual Meeting and Proxy Statement 17

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. Although the Company does not have a formal policy on Board diversity, the Nominating and Corporate Governance Committee takes into account a broad range of diversity considerations when assessing director candidates, including individual backgrounds and skill sets, professional experience and other factors that contribute to our Board having an appropriate range of expertise, talents, experiences and viewpoints, and considers those diversity considerations, in view of the needs of the Board as a whole, when making decisions on director nominations.
In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NYSE purposes, which determination is based upon applicable NYSE listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: c/o Arlo Technologies, Inc., 3030 Orchard Parkway, San Jose, California 95134, Attn: Secretary, no later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the preceding year’s annual meeting. Submissions must include the name and address of the Company stockholder on whose behalf the submission is made; the number of Company shares that are owned beneficially by such stockholder as of the date of the submission; the full name of the proposed candidate; a description of the proposed candidate’s business experience for at least the previous five years; complete biographical information for the proposed candidate; and a description of the proposed candidate’s qualifications as a director. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
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PROPOSAL ONE
Cybersecurity Committee
The Cybersecurity Committee is composed of three directors: Messrs. Faison, Summers and Aggarwal. Mr. Summers is the Chair of the Cybersecurity Committee. Each of the members of the Cybersecurity Committee are “independent” under the applicable rules of the NYSE. The Cybersecurity Committee met four times during the fiscal year. The functions of this committee include, among other things:
•
overseeing the quality and effectiveness of the Company’s information security team, and policies and procedures with respect to its information technology systems, including but not limited to enterprise cybersecurity and privacy;

•	reviewing and providing oversight on the policies and procedures of the Company in preparation for responding to any material incidents;
•	reviewing periodically with management the Company’s disaster recovery capabilities;
•	overseeing the Company’s information technology senior management team relating to budgetary priorities based, in part, on assessing risk associated with various perceived cyber-threats;
•	annually evaluating the performance of the Cybersecurity Committee, annually reviewing and assessing the adequacy of the charter, and recommending any proposed changes to the Board for approval; and
•	annually reviewing the appropriateness and adequacy of the Company’s cyber-insurance coverage.
The Board has adopted a written Cybersecurity Committee charter that is available to stockholders on the Company’s website at www.arlo.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report.
Strategic Committee
The Strategic Committee was established in May 2019 and is composed of three directors: Mr. Faison, Ms. Carter-Miller and Ms. Rothstein. Mr. Faison is the Chair of the Strategic Committee. Each of the members of the Strategic Committee are “independent” under the applicable rules of the NYSE. The Strategic Committee met three times during the fiscal year. The functions of this committee include, among other things:
•	evaluating and making recommendations to the Board with respect to the overall strategic transaction and financing strategy of the Company; and
•
evaluating and working with management to negotiate the terms and conditions of any strategic transaction or of any financings and making recommendations to the Board with respect to such potential transactions and other alternative transactions.

The Board has adopted a written Strategic Committee charter that is available to stockholders on the Company’s website at www.arlo.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report.
Communications With the Board of Directors
Stockholders or interested parties who wish to communicate with the Board may do so by sending written communications addressed to the Secretary of Arlo Technologies, Inc., 3030 Orchard Parkway, San Jose, California 95134. These communications will be reviewed by the Secretary of Arlo who will determine whether the communication is appropriate for presentation to the Board or the relevant director. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications).
Code of Business Conduct and Ethics
The Board has adopted a code of business conduct and ethics (“Code of Ethics”) which applies to all of the Company’s directors, officers and employees, including the principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. The Code of Ethics is available upon written
Arlo Technologies, Inc. Notice of 2020 Annual Meeting and Proxy Statement 19

request to the Company’s General Counsel and is located on the “Investor Relations” section of Company’s website at www.arlo.com. If the Company amends or grants any waiver from a provision of its Code of Ethics that applies to its executive officers, the Company will publicly disclose such amendment or waiver on its website and as required by applicable law. The information on the Company’s website is not incorporated by reference into this Proxy Statement or the Company’s Annual Report.
Corporate Governance Guidelines
The Board documented the governance practices followed by the Company by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection including diversity, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines includes a Majority Voting in Uncontested Elections Policy pursuant to which any nominee for director is required to submit an offer of resignation for consideration by the Nominating and Corporate Governance Committee if such nominee for director (in an uncontested election) receives a greater number of “Withhold” votes than votes “For” such election. In such case, the Nominating and Corporate Governance Committee will then consider all of the relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation. The Board will then act on the Nominating and Corporate Governance Committee’s recommendation. Promptly following the Board’s decision, we would disclose that decision and an explanation of such decision in a filing with the SEC or a press release.
The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed on the Company’s website at www.arlo.com. The information on the Company’s website is not incorporated by reference into this Proxy Statement or the Company’s Annual Report.
Insider Trading Compliance Program and Prohibition on Hedging
The Board has adopted an Insider Trading Compliance Program that prohibits the Company’s executive officers, all other employees and non-employee directors as well as their family members from engaging in transactions in publicly-traded options, such as puts and calls, and other derivative securities with respect to Company securities. In addition, this prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding Company securities, or pledging Company securities as collateral for loans or otherwise. The Company has appointed Brian Busse, the Company’s General Counsel and Corporate Secretary, as the Insider Trading Compliance Officer. In such capacity, Mr. Busse is generally responsible for the administration of our Insider Trading Compliance Program.
The Insider Trading Compliance Program may be viewed on the Company’s website at www.arlo.com. The information on the Company’s website is not incorporated by reference into this Proxy Statement or the Company’s Annual Report.
20

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company’s financial statements since 2018. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
The charter of the Audit Committee requires the Audit Committee to submit its selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to the Company’s stockholders for their non-binding ratification. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP.
Audit and Non-Audit Fees
The following table represents aggregate professional services fees billed by PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2019 and 2018:
	2019	2018
Audit Fees	$2,315,730	$3,836,592
Tax Fees	101,635	19,797
All Other Fees	900	900
Total Fees	$2,418,265	$3,857,289
Audit Fees. Consist of fees billed for professional services by PricewaterhouseCoopers LLP for audit and quarterly review of our financial statements and review of our registration statement for our IPO in 2018, and related services that are normally provided in connection with statutory and regulatory filings or engagements. In 2018, a total of $1,120,000 audit fees were billed and paid by NETGEAR on behalf of our company as part of the Master Separation Agreement in connection with our registration statement for our IPO.
Tax Fees. Consists of fees billed for professional services including assistance regarding federal, state and international tax compliance and related services, as well as professional services for tax advice and tax planning.
All Other Fees. Consists of fees billed for use of an online disclosure checklist and accounting research tool provided by PricewaterhouseCoopers LLP.
Prior to the IPO, all fees were pre-approved by the Audit Committee of NETGEAR and after the IPO, all fees described above were pre-approved by our Audit Committee.
Arlo Technologies, Inc. Notice of 2020 Annual Meeting and Proxy Statement 21

Pre-Approval Policies and Procedures
Our Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, PricewaterhouseCoopers LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of our Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of our Audit Committee members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
Our Audit Committee has determined that the rendering of services other than audit services by PricewaterhouseCoopers LLP is compatible with maintaining the principal accountant’s independence.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL TWO.
22

INFOMRATION ABOUT OUR EXECUTIVE OFFICERS

Each of our executive officers serves at the discretion of the Board. The determination as to which of our employees qualify as executive officers was made by the Board in accordance with the rules of the SEC. Biographical information for our executive officers as of the date of this Proxy Statement is set forth below. The following table identifies our current executive officers, their age, and their respective offices and positions.
Name	Age	Position(s)
Matthew McRae	46	Chief Executive Officer and Director
Christine M. Gorjanc(1)	63	Chief Financial Officer
Brian Busse	51	General Counsel and Secretary
(1)
On April 23, 2020, Ms. Gorjanc informed us that she will be retiring as Chief Financial Officer, effective June 15, 2020 (the “Retirement Date”). On April 23, 2020, our Board of Directors appointed Gordon Mattingly as the Company’s Chief Financial Officer, effective as of the Retirement Date.

Matthew McRae. Matthew McRae has served as our Chief Executive Officer since February 2018 and as a member of our Board since August 2018. For additional information regarding Mr. McRae’s industry experience and education, see above under “Directors Continuing in Office Until the 2021 Annual Meeting.”
Christine M. Gorjanc. Christine M. Gorjanc has served as our Chief Financial Officer since August 2018. Ms. Gorjanc served as NETGEAR’s Chief Financial Officer from January 2008 to August 2018, Chief Accounting Officer from December 2006 to January 2008 and Vice President, Finance from November 2005 to December 2006. From September 1996 through November 2005, Ms. Gorjanc served as Vice President, Controller, Treasurer and Assistant Secretary for Aspect Communications Corporation, a provider of workforce and customer management solutions. From October 1988 through September 1996, Ms. Gorjanc served as the Manager of Tax for Tandem Computers, Inc., a provider of fault-tolerant computer systems. Prior to that, Ms. Gorjanc served in management positions at Xidex Corporation, a manufacturer of storage devices, and spent eight years in public accounting with a number of accounting firms. Ms. Gorjanc is a member of the board of directors and serves as the Audit Committee Chairman of Invitae Corporation, a genetic health information company. Ms. Gorjanc also serves on the board of directors and audit committee of Juniper Networks, a leader in secure AI driven networks. Ms. Gorjanc holds a B.A. in Accounting (with honors) from the University of Texas at El Paso and a M.S. in Taxation from Golden Gate University.
Brian Busse. Brian Busse has served as our General Counsel since July 2018. Previously, Mr. Busse was NETGEAR’s Vice President Intellectual Property & Litigation where he was responsible for overseeing NETGEAR’s worldwide litigation, intellectual property, privacy and licensing matters. Before joining NETGEAR in September 2009, Mr. Busse served as Counsel in the Intellectual Property Litigation Department of O’Melveny & Myers LLP in Menlo Park, California beginning in December 2008 where he represented public and private technology companies in a wide range of intellectual property litigation matters, including all aspects of patent litigation, including trial, discovery, law and motion, and claim construction. Mr. Busse began practicing law with the New York firm of Skadden, Arps, Slate, Meagher & Flom LLP, advising clients on various areas of litigation. Mr. Busse holds a J.D. from The University of Texas at Austin School of Law, an M.S. and Ph.D. in Physics from Oregon State University, and a B.S. in Physics from Virginia Tech. Mr. Busse is admitted to practice law in California and New York.
Gordon Mattingly. Gordon Mattingly, age 49, has been appointed as our Chief Financial Officer, effective June 15, 2020. Mr. Mattingly currently serves as our Senior Vice President, Finance, a position he has held since July 2018. From 2003 through June 2018, Mr. Mattingly held various financial roles with NETGEAR and its affiliates, most recently serving as Vice President, Financial Planning & Analysis from August 2011 through June 2018. Before joining NETGEAR, Inc., Mr. Mattingly held various European finance positions within U.S. technology companies such as RealNetworks, Inc., International Business Machines Corporation and Tivoli Systems Inc. Mr. Mattingly began his career in finance with the London audit firm of Mazars Group, where he specialized in audits at Lloyd’s of London and qualified as a member of the Institute of Chartered Accountants in England and Wales. Mr. Mattingly also qualified in 2013 as a member of the Chartered Institute of Taxation. Mr. Mattingly received a BSc in Economics and Accountancy from the University of Southampton.
Arlo Technologies, Inc. Notice of 2020 Annual Meeting and Proxy Statement 23

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2019, other than a Form 4 covering one transaction for Ms. Rothstein that was filed late on May 13, 2019, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.
24

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 5, 2020 by: (i) each director; (ii) each of our named executive officers; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than 5% of its common stock.
The following table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G or 13D filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 77,359,466 shares outstanding on March 5, 2020, adjusted as required by rules promulgated by the SEC. Unless otherwise indicated, the address for the following stockholders is: c/o Arlo Technologies, Inc., 3030 Orchard Parkway, San Jose, California 95134.
	Beneficial Ownership
Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Number of Shares Underlying Equity Awards Beneficially Owned (5)	Total Shares Beneficially Owned	Percentage of Total Shares Beneficially Owned
Greater than 5% stockholders
BlackRock, Inc.(1)	11,926,002	—	11,926,002	15.4%
FMR LLC(2)	8,142,050	—	8,142,050	10.5%
PRIMECAP Management Company(3)	4,937,340	—	4,937,340	6.4%
Vanguard Group, Inc.(4)	4,783,546	—	4,783,546	6.2%
Directors and Named Executive Officers
Matthew McRae	134,523	25,828	160,351	*
Jocelyn E. Carter-Miller	35,093	—	35,093	*
Ralph E. Faison	170,077	—	170,077	*
Grady K. Summers	46,317	—	46,317	*
Mike Pope	9,463	—	9,463	*
Prashant Aggarwal	9,463	—	9,463	*
Amy Rothstein	—	—	—	*
Christine M. Gorjanc	113,561	269,795	383,356	*
Brian Busse	14,977	23,983	38,960	*
Patrick J. Collins III	43,551	—	43,551	*
All current executive officers and directors as a group (9 persons)	572,743	319,606	892,349	1.1%
*	Less than one percent.
(1)
Information regarding BlackRock, Inc. (“BlackRock”) is based solely on a Schedule 13G filed by BlackRock with the SEC on February 4, 2020. BlackRock’s address is 55 East 52nd Street, New York, NY 10055. The Schedule 13G indicates that BlackRock has sole voting power with respect to 11,765,841 shares of common stock and sole dispositive power with respect to all of its shares of common stock.

Arlo Technologies, Inc. Notice of 2020 Annual Meeting and Proxy Statement 25

(2)
Information regarding FMR LLC (“FMR”) is based solely on a Schedule 13G/A filed by FMR with the SEC on February 7, 2020. FMR’s address is 245 Summer Street, Boston, Massachusetts 02210. The Schedule 13G/A indicates that FMR has sole voting power with respect to 3,220,660 shares of common stock and sole dispositive power with respect to all of its shares of common stock.

(3)
Information regarding PRIMECAP Management Company (“PMC”) is based solely on a Schedule 13G filed by PMC with the SEC on February 12, 2020. PMC’s address is 177 E. Colorado Blvd., 11th Floor, Pasadena, California 91105. The Schedule 13G indicates that PMC has sole voting power with respect to 4,536,570 shares of common stock and sole dispositive power with respect to all of its shares of common stock.

(4)
Information regarding Vanguard Group, Inc. (“Vanguard”) is based solely on a Schedule 13G filed by Vanguard with the SEC on February 11, 2020. PMC’s address is 100 Vanguard Blvd, Malvern, PA 19355. The Schedule 13G indicates that Vanguard has sole voting power with respect to71,178 shares of common stock and sole dispositive power with respect to 4,707,584 its shares of common stock.

(5)
The SEC deems a person to have beneficial ownership of all shares that he or she has the right to acquire within 60 days. The shares indicated represent shares underlying stock options exercisable and the restricted stock units (the “RSUs”) vesting within 60 days of March 5, 2020.

26

EXECUTIVE COMPENSATION

Our named executive officers for the year ended December 31, 2019, which consist of our principal executive officer, our two other most highly compensated executive officers as of December 31, 2019, and one additional individual who would have been among the top two but was not an executive officer as of December 31, 2019 are:
•	Matthew McRae, our Chief Executive Officer;
•	Christine M. Gorjanc, our Chief Financial Officer(1);
•	Brian Busse, our General Counsel; and
•	Patrick J. Collins III, our former Senior Vice President of Products and Services(2).
(1)	On April 23, 2020, Ms. Gorjanc informed the Company that she will be retiring as Chief Financial Officer, effective June 15, 2020.
(2)	Mr. Collins separated from the Company in May 2019.
We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and have elected to comply with the reduced compensation disclosure requirements available to emerging growth companies under the JOBS Act.
Summary Compensation Table
The following table sets forth certain information regarding the compensation of our named executive officers for services rendered in all capacities to either Arlo or NETGEAR for the years indicated. Prior to the IPO, Arlo was a wholly owned subsidiary of NETGEAR. Prior to the Separation of Arlo’s business from NETGEAR on July 1, 2018 leading to the IPO, the named executive officers were paid by NETGEAR and the information below reflects such amounts paid by NETGEAR.
Name and Principal Position	Year	Salary	Stock Awards (1) (3)	Option Awards (2) (3)	Non-Equity Incentive Plan Compensation (3) (4) (5)	Matching Contribution to 401(k) Plan (6)	All Other Compensation (7)	Total
Matthew McRae Chief Executive Officer	2019	$750,000	$ 1,471,966	$—	$ 187,500	$ 4,000	$ 1,200	$2,414,666
	2018	$546,731	$—	$ 12,714,844	$ 859,921	$ 3,000	$ 1,200	$14,125,696
Christine M. Gorjanc Chief Financial Officer	2019	$557,000	$ 737,669	$—	$ 104,440	$ 4,000	$—	$1,403,109
	2018	$556,691	$ 1,052,250	$ 3,900,701	$ 248,207	$ 3,000	$—	$5,760,849
Brian Busse General Counsel	2019	$331,000	$ 574,469	$—	$ 41,376	$ 4,000	$—	$950,845
	2018	$303,046	$ 591,810	$ 287,820	$ 87,776	$—	$ 38	$1,270,490
Patrick J. Collins III(9) Former Senior Vice President of Arlo Products and Services	2019	$148,085	$—	$—	$—	$—	$ 467,348	$615,433
	2018	$413,757	$ 491,050	$ 3,482,505(8)	$ 147,580	$ 3,000	$ 9,929	$4,547,821
(1)
The amounts reported in this column represent the aggregate value of the RSUs, PSUs and MPSUs (each as defined below) granted to our named executive officers during 2019 and 2018, based on the closing fair market value of our common stock or NETGEAR’s common stock on the grant date, as determined in accordance with the share-based payment accounting guidance under FASB ASC 718 (without regard to estimates of forfeitures).

(2)
The amounts reported in this column for 2018 include the aggregate value of options (“IPO Options”) granted to Messrs. McRae and Collins and Ms. Gorjanc in 2018 in connection with the IPO. A substantial portion of the IPO Options were subject to various performance vesting conditions and accordingly, the amount in the table reflects the grant date fair value based on maximum achievement of such performance conditions, as determined under FASB ASC 718. During 2019, a portion of each of the performance-vesting IPO Options were cancelled in connection with the failure of performance conditions to occur, and with respect to Mr. Collins, as a result of his separation. Specifically, the cancelled options in 2019 represented 25.0%, 12.5% and 100.0% of the options reported in the table above for 2018 for Mr. McRae, Ms. Gorjanc and Mr. Collins, respectively. Additionally, in January 2020 the remaining IPO Options for Mr. McRae were canceled.

(3)
The amounts set forth in these columns are also subject to a Clawback Policy adopted by us in August 2018 (the “Clawback Policy”) that applies to our executive officers and any other employees as designated by the Board. Pursuant to the Clawback Policy, if (i) we are required to restate our financial statements, (ii) in the reasonable judgment of the Board or Compensation Committee, the financial statements as so restated would have resulted in less compensation paid to the executive officer if such information had been known at the time the

Arlo Technologies, Inc. Notice of 2020 Annual Meeting and Proxy Statement 27

compensation had originally been calculated or determined, and (iii) the executive officer’s intentional misconduct, fraud and/or embezzlement led, in whole or in part, to the restatement of the financial statements, then the Board or Compensation Committee, in its sole discretion and to the extent permitted by law, may require such executive officer to reimburse us for any bonus or other incentive-based or equity-based compensation (or in the case of equity-based compensation, return equity to us) for the amount that such original compensation exceeds the compensation as recalculated for the restated financial statements.
(4)	The amount for 2019 represents bonus amounts earned under our 2019 executive bonus plan, as applicable, and paid in the form of fully-vested RSUs in February 2020.
(5)	The amount for 2018 represents bonus amounts earned under NETGEAR’s and our 2018 executive bonus plan, as applicable, and paid in February 2019.
(6)	Consists of matching contributions under NETGEAR’s 401(k) plan and Arlo's 401(k) plan that were earned in 2018 and 2019 and paid in February 2019 and January 2020, respectively.
(7)
Mr. McRae received a benefits waiver of $1,200 during 2018 and 2019, respectively. Mr. Collins received a watch in connection with a 10-year service award equal to $9,929 during 2018 and received severance of $414,000 and vacation pay-out of $53,348 in connection with his separation from the Company in May 2019.

(8)	As a result of Mr. Collins' separation from the Company in May 2019, he forfeited all of the 2018 awards.
(9)	Mr. Collins separated from the Company in May 2019.
Compensation Program Overview
Our compensation program for executive officers is designed to encourage our management team to continually achieve our short-term and long-term corporate objectives while effectively managing business risks and challenges. We provide what we believe is a competitive total compensation package to our management team through a combination of base salary, an annual performance-based bonus and long-term equity-based incentives.
The compensation of our named executive officers, including our chief executive officer, is generally reviewed and approved by our Compensation Committee (or if it deems appropriate, our Compensation Committee will make recommendations to the full Board).
Annual Base Salary
As of December 31, 2019, the annual base salaries for our named executive officers are provided below.
Name	Base Salary
Matthew McRae	$750,000
Christine M. Gorjanc	$557,000
Brian Busse	$331,000
Mr. Collins separated from the Company in May 2019. Prior to his separation, Mr. Collins' annual base salary was $414,000.
Bonus Compensation
In addition to base salaries, our named executive officers are eligible to receive annual performance-based equity bonuses, which are designed to provide appropriate incentives to our executives to achieve defined annual corporate and individual goals and to reward our executives for achievement towards these goals. The annual performance-based bonus that each named executive officer is eligible to receive is generally based on the extent to which we achieve the corporate goals the Board or our Compensation Committee establishes each year, and the extent to which the executive achieves related individual goals. The 2019 amounts reflected as Equity Incentive Plan Compensation in the Summary Compensation Table for our named executive officers reflect bonuses earned for 2019 performance under Arlo’s 2019 executive bonus plan.
Equity-Based Incentive
Our equity-based incentive awards are designed to align our interests and those of our stockholders with those of our employees and Board of Directors, including our named executive officers. The Compensation Committee is responsible for approving equity grants.
28

EXECUTIVE COMPENSATION
In August 2019, we granted to Messrs. McRae and Busse and Ms. Gorjanc a total of 0.8 million shares of stock awards consisting of RSUs (50% of the grant), performance-based RSUs (“PSUs”) (25% of the grant) and market-based performance RSU (“MPSUs”) (25% of the grant). The RSUs will vest in three equal annual installments during the period that begins on the RSU grant date. The PSUs will vest in three equal annual installments during the period that begins on the PSU grant date based on the extent to which a revenue milestone for the fiscal year ended December 31, 2019 is achieved. As of December 31, 2019, the revenue milestone was not achieved, and the PSUs were cancelled on January 31, 2020. The MPSUs will vest at the end of the three-year period that begins on the MPSU grant date based on performance of the Company's common stock relative to the Russell 2000 Index (“the Benchmark”) during the three-year period from the grant date. A positive 3.3x or negative 2.5x multiplier will be applied to the total shareholder returns (“TSR”), such that the number of shares vested will increase by 3.3% or decrease by 2.5% of the target numbers, for each 1% of positive or negative TSR relative to the Benchmark. In the event the Company's common stock performance is below negative 30% relative to the Benchmark, no shares will be vested. In no event will the number of shares vested exceed 200% of the target for that tranche.
In addition to the terms set forth above, each option has such terms as set forth in each individual award agreement and otherwise is covered by the applicable terms and conditions of our 2018 Equity Incentive Plan (the “2018 Plan”).
In addition, in 2019 Messrs. McRae and Collins and Ms. Gorjanc forfeited certain options that had been granted in August 2018 in connection with our IPO, or the IPO Options. A substantial portion of the IPO Options were granted subject to performance vesting conditions. A portion of each of the performance-vesting IPO Options were forfeited in 2019 connection with the failure of certain performance conditions to occur and, with respect to Mr. Collins, as a result of his separation. Specifically, in 2019 Mr. McRae, Ms. Gorjanc and Mr. Collins forfeited options to purchase 234 thousand, 59 thousand, and 438 thousand shares, representing 25.0%, 12.5% and 100.0% of the performance-vesting IPO Options.
Agreements with our Named Executive Officers
In connection with the IPO, we have entered into confirmatory employment letters with each of Messrs. McRae and Busse and Ms. Gorjanc. The employment letters generally memorialize the executive officer’s base salary, target annual bonus, IPO Options (except for Mr. Busse), and participation in our employee benefit plans and programs.
In addition, the severance terms described below are set forth in change in control and severance agreements we entered into with each such executive officer. In April 2020, the Board approved entering into revised change in control and severance agreements with our executive officers other than our chief executive officers, and the following description includes such revised terms.
Upon a termination without cause or resignation with good reason that does not occur during the one month prior to or 12 months following a change in control, Messrs. McRae and Busse and Ms. Gorjanc would be entitled to (1) cash severance equal to the executive officer’s annual base salary and, for Mr. McRae and Ms. Gorjanc, an additional amount equal to his or her target annual bonus, (2) 12 months of health benefits continuation and (3) accelerated vesting of any unvested equity awards that would have vested during the 12 months following the termination date. Upon a termination without cause or resignation with good reason that occurs during the one month prior to or 12 months following a change in control, Messrs. McRae and Busse and Ms. Gorjanc would be entitled to (1) cash severance equal to a multiple (2 times for Mr. McRae, 1.5 times for Ms. Gorjanc and 1 times for Mr. Busse) of the sum of the executive officer’s annual base salary and target annual bonus, (2) a number of months (24 for Mr. McRae, 18 for Ms. Gorjanc and 12 for Mr. Busse) of health benefits continuation and (3) vesting of all outstanding, unvested equity awards for Mr. McRae and Ms. Gorjanc and vesting of all outstanding, unvested time-based equity awards for Mr. Busse. Severance will be conditioned upon the execution and non-revocation of a release of claims. The agreements do not provide for any excise tax gross ups. If the merger-related payments or benefits of Messrs. McRae and Busse or Ms. Gorjanc are subject to the 20% excise tax under Section 4999 of the Code, then the executive officer will either receive all such payments and benefits subject to the excise tax or such payments and benefits will be reduced so that the excise tax does not apply, whichever approach yields the best after-tax outcome for the executive officer.
In May 2019, the Company entered into a Separation and Release Agreement with Mr. Collins. Pursuant to that agreement, Mr. Collins received (1) cash severance equal to his annual base salary, (2) 12 months of health benefits continuation and (3) accelerated vesting of any unvested equity awards that would have vested during the 12 months following his separation. All of Mr. Collins’ performance-vesting equity awards were cancelled upon his separation.
Arlo Technologies, Inc. Notice of 2020 Annual Meeting and Proxy Statement 29

On April 23, 2020, Ms. Gorjanc informed the Company that she will be retiring as Chief Financial Officer, effective June 15, 2020 (the “Retirement Date”). In connection with her retirement, on April 27, 2020, the Company, NETGEAR and Ms. Gorjanc entered into a Separation Agreement and Release (the “Separation Agreement”) that provides that Ms. Gorjanc is not entitled to the severance benefits as disclosed above. Pursuant to the Separation Agreement, in exchange for Ms. Gorjanc serving as Chief Financial Officer through the Retirement Date and executing a release of claims in favor of the Company and NETGEAR, Ms. Gorjanc is entitled to receive a $15,000 cash payment and accelerated vesting of (i) 8,749 shares subject to Company stock options, (ii) 43,216 shares subject to Company restricted stock units, (iii) 2,897 shares subject to NETGEAR stock options and (iv) 15,000 shares subject to NETGEAR restricted stock units.
Potential Payments Upon Termination or Change of Control
Regardless of the manner in which a named executive officer’s service terminates, the named executive officer is entitled to receive amounts earned during his or her term of service, including unpaid salary and unused vacation, as applicable. In addition, certain of our named executive officers are entitled to receive certain benefits upon our termination of their employment without cause or their resignation for good reason, as provided above under “Agreements with Named Executive Officers.”
Each of our named executive officers holds stock options and RSUs that were granted pursuant to the 2018 Plan. A description of the termination and change in control provisions in the 2018 Plan applicable to the stock options and RSUs granted to our named executive officers is provided below under “Equity Benefit Plans” and “Outstanding Equity Awards at Fiscal Year-End” and above under “Equity-Based Incentive Awards.”
30

EXECUTIVE COMPENSATION
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information regarding equity awards granted to our named executive officers that remain outstanding as of December 31, 2019. Prior to our IPO, our employees have historically participated in NETGEAR’s various stock-based plans and as a result outstanding equity awards for NETGEAR stock held by our named executive officers as of December 31, 2019 are included in the table below.
			Option Awards					Stock Awards
Name	Issuer (1)	Grant date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable (2)	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($) (3)
Matthew McRae	NTGR	10/19/2017(7)	10,760	9,106	—	$29.23	10/19/2027	5,000(4)	$ 122,550
	ARLO	10/19/2017(7)	21,662	18,331	—	$10.09	10/19/2027	9,902(4)	$ 41,687
	ARLO	8/2/2018(5)	—	937,500	468,750	$16.00	8/2/2028	—	$—
	ARLO	8/8/2019(8)	—	—	—	—	—	428,520(8)	$ 1,804,069
Christine M. Gorjanc	NTGR	2/3/2011(7)	10,305	—	—	$20.98	2/3/2021	—	—
	ARLO	2/3/2011(7)	20,746	—	—	$7.25	2/3/2021	—	—
	NTGR	5/16/2013(7)	5,587	—	—	$19.33	5/16/2023	—	—
	ARLO	5/16/2013(7)	11,248	—	—	$6.68	5/16/2023	—	—
	NTGR	6/3/2014(7)	13,658	—	—	$19.32	6/3/2024	—	—
	ARLO	6/3/2014(7)	27,495	—	—	$6.67	6/3/2024	—	—
	NTGR	6/2/2015(7)	21,108	—	—	$18.58	6/2/2025	—	—
	ARLO	6/2/2015(7)	42,492	—	—	$6.42	6/2/2025	—	—
	NTGR	3/24/2016(7)	32,593	2,173	—	$23.48	3/24/2026	3,750(4)	$ 91,913
	ARLO	3/24/2016(7)	65,613	4,375	—	$8.11	3/24/2026	7,426(4)	$ 31,263
	NTGR	1/27/2017(7)	—	—	—	—	—	230(6)	$ 5,637
	ARLO	1/27/2017(7)	—	—	—	—	—	456(6)	$ 1,920
	NTGR	6/1/2017(7)	21,728	13,038	—	$25.37	6/1/2027	7,500(4)	$ 183,825
	ARLO	6/1/2017(7)	43,742	26,246	—	$8.76	6/1/2027	14,852(4)	$ 62,527
	NTGR	1/25/2018(7)	16,658	18,108	—	$41.67	1/25/2028	11,250(4)	$ 275,738
	ARLO	1/25/2018(7)	33,535	36,453	—	$14.39	1/25/2028	22,278(4)	$ 93,790
	ARLO	8/2/2018(5)	—	234,375	175,781	$16.00	8/2/2028	—	—
	ARLO	8/8/2019(8)	—	—	—	—	—	214,750(8)	$ 904,098
Brian Busse	NTGR	4/22/2014(7)	347	—	—	$19.99	4/22/2024	—	—
	ARLO	4/22/2014(7)	699	—	—	$6.90	4/22/2024	—	—
	ARLO	4/21/2015(7)	—	—	—	—	—	—	—
	NTGR	4/21/2015(7)	—	—	—	—	—	—	—
	ARLO	3/24/2016(7)	—	—	—	—	—	693(4)	$ 2,918
	NTGR	3/24/2016(7)	—	—	—	—	—	350(4)	$ 8,579
	ARLO	4/20/2017(7)	—	—	—	—	—	1,386(4)	$ 5,835
	NTGR	4/20/2017(7)	—	—	—	—	—	700(4)	$ 17,157
	ARLO	1/25/2018(7)	—	—	—	—	—	2,079(4)	$ 8,753
	NTGR	1/25/2018(7)	—	—	—	—	—	1,050(4)	$ 25,736
	ARLO	4/20/2018(7)	—	—	—	—	—	11,882(4)	$ 50,023
	NTGR	4/20/2018(7)	—	—	—	—	—	6,000(4)	$ 147,060
	ARLO	8/2/2018(5)	13,666	27,334	—	$16.00	8/2/2028	—	—
	ARLO	8/8/2019(8)	—	—	—	—	—	167,240(8)	$ 704,080
(1)
Information disclosed in the above table, reflects equity awards outstanding as of December 31, 2019 and reflects the issuer of the equity awards. In May 2019, Mr. Collins separated from the Company, and hence his options and unvested RSUs were cancelled. On December 31, 2018, in connection with the Distribution, per the terms of the employee matters agreement between Arlo and NETGEAR (the “Employee Matters Agreement”), certain outstanding awards granted to Arlo employees and NETGEAR employees under NETGEAR’s equity incentive plans were adjusted into Arlo awards under Arlo’s equity incentive plans. Following the Distribution, the NETGEAR and Arlo equity awards are subject to substantially the same terms and vesting conditions that applied to the original NETGEAR equity awards immediately prior to the Distribution. Refer to Note 13 of the Form 10-K included in the Annual Report, for details of the adjustments.

Arlo Technologies, Inc. Notice of 2020 Annual Meeting and Proxy Statement 31

(2)
25% of the shares subject to these options vested or will vest twelve months after the grant date, and 1/48 of the shares subject to these options vested or will vest each month thereafter, subject to the optionee continuing to be a service provider through such dates.

(3)
The amounts for NETGEAR RSUs were calculated as the product of the closing price of NETGEAR’s common stock on the Nasdaq Stock Market on December 31, 2019 (the last market trading day in 2019), which was $24.51, and the number of shares pursuant to the applicable NETGEAR RSU award. The amounts for our RSUs were calculated as the product of the closing price of our common stock on the NYSE on December 31, 2019 (the last market trading day in 2019), which was $4.21, and the number of shares pursuant to the applicable Arlo RSU award.

(4)
These RSUs will vest in four equal annual installments with the first installment vesting on the last day of the grant month and the subsequent installments vesting on the annual anniversary of the first vesting date, subject to the individual continuing to be a service provider through such dates.

(5)
Represents option awards granted in connection with the completion of the IPO that are eligible to vest based on achievement of performance milestones (in addition to service-based vesting criteria for any of such IPO Options that are deemed to have been earned). The numbers reflected in the table represent the shares underlying the performance-vesting IPO Options that remain outstanding, and with a performance period that has not ended, as of December 31, 2019.

(6)
These RSUs awards will vest in accordance with the following schedule: 80% on the first anniversary of the last day of the grant month, 10% on the second anniversary of the last day of the grant month, and 10% on the third anniversary of the last day of the grant month, subject to the recipient continuing to be a service provider on such dates.

(7)
Our named executive officers received the Arlo equity awards in connection with the Distribution on December 31, 2018 as consideration for the NETGEAR award listed directly above in the table. The “grant date” for the Arlo awards granted in the Distribution reflect the grant date of the NETGEAR equity award under which it was distributed.

(8)
In August 2019, we granted to Messrs. McRae and Busse and Ms. Gorjanc a total 0.8 million shares of stock awards consisting of RSUs (50% of the grant), PSUs (25% of the grant) and MPSUs (25% of the grant). As of December 31, 2019, the revenue milestone was not achieved, hence the PSUs were cancelled on January 31, 2020. The MPSUs will vest at the end of the three-year period that begins on the MPSU grant date based on performance of the Company's common stock relative to the Russell 2000 Index (“the Benchmark”) during the three-year period from the grant date. As of December 31, 2019, the unvested shares of RSUs and MPSUs granted in August 2019 were 107,130 and 214,260, respectively, for Mr. McRae, 53,690 and 107,370, respectively, for Ms. Gorjanc, and 41,810 and 83,620, respectively, for Mr. Busse.

Option Repricings
We did not engage in any repricings or other modifications or cancellations to any of our named executive officers’ outstanding equity awards during the fiscal year ended December 31, 2019.
Perquisites Health, Welfare and Retirement Benefits
Our named executive officers are currently eligible to participate in our employee benefit plans, including our medical, dental, vision, group life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as our other employees. In addition, we provide a cash subsidy to any employee, including a named executive officer, who does not elect coverage under our company-sponsored medical insurance plans. We also provide a 401(k) plan to our employees, including our named executive officers, as discussed in the section below entitled “401(k) Plan.” We do not provide any other perquisites or personal benefits to our named executive officers. We do, however, pay the premiums for term life insurance and disability insurance for all of our employees, including our current named executive officers.
401(k) Plan
We currently maintain a defined contribution employee retirement plan (“401(k) plan”) for our employees. Our named executive officers are eligible to participate in the 401(k) plan on the same basis as our other employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Code. The plan permits us to make discretionary contributions, including matching contributions and discretionary profit sharing contributions. We did not provide any such contributions in 2018 because, prior to completion of the Separation, our employees, including our named executive officers, were eligible to participate in the NETGEAR 401(k) plan on the same basis as the NETGEAR employees. The 401(k) plan currently does not offer the ability to invest in our securities.
32

EXECUTIVE COMPENSATION
Securities Authorized for Issuance Under Equity Compensation Plans
The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2019.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in (a)) (c) (1)
Equity compensation plans approved by security holders	13,890,734(2)	$ 11.56	4,105,713
Equity compensation plans not approved by security holders	—	$—	—
Total	13,890,734	$ 11.56	4,105,713
(1)	Includes 2,629,863 shares available for future issuance under the 2018 Plan and 1,475,850 shares available for future issuance under our 2018 Employee Stock Purchase Plan (the “2018 ESPP”).
(2)
Includes shares subject to outstanding restricted stock units, which restricted stock units do not carry an exercise price. Accordingly, the weighted average exercise price of outstanding options, warrants and rights (column (b)) excludes the grant of restricted stock units.

Compensation Plan Information
2018 Equity Incentive Plan
In connection with the IPO, our Board adopted and our stockholders have approved, the 2018 Plan, which became effective on August 1, 2018 and has terms substantially as set forth below.
Purposes
The purposes of the 2018 Plan is to attract and retain the best available personnel; to provide additional incentive to our employees, directors, and consultants and employees and consultants of our parent, subsidiaries, or affiliates; and to promote the success of our business.
Shares Subject to Our 2018 Plan
The number of shares of our common stock initially available for issuance under our 2018 Plan was 7.5 million shares of our common stock. On December 31, 2018, 6,822,787 shares of our common stock were added to the 2018 Plan reserve as Adjusted Awards (as defined in the 2018 Plan). In addition, the number of shares of our common stock reserved under our 2018 Plan will also include an annual increase on the first day of each fiscal year beginning on January 1, 2019 equal to the lesser of (1) four percent (4%) of our outstanding shares of common stock as of the last day of the immediately preceding fiscal year and (2) such number of shares as our board of directors may determine; provided, however, that such determination under clause (2) will be made no later than the last day of the immediately preceding fiscal year. 2,969,890 shares of our common stock and 3,031,005 shares of our common stock were added to the 2018 Plan reserve on January 1, 2019 and January 1, 2020, respectively.
The shares of our common stock covered by any award that is forfeited, terminates, expires, lapses without being exercised or settles for cash will again become available for issuance under the 2018 Plan. With respect to any stock appreciation rights, the net shares issued will cease to be available under the 2018 Plan. With respect to any award, if the exercise price and/or tax withholding obligations are satisfied by delivering shares to us (by actual delivery or attestation), only the net shares delivered or attested to will cease to be available under the 2018 Plan. With respect to any award, if the exercise price and/or tax withholding obligations are satisfied by withholding shares otherwise issuable pursuant to the award, the shares that are withheld to satisfy those obligations will again become available for issuance under the 2018 Plan.
Arlo Technologies, Inc. Notice of 2020 Annual Meeting and Proxy Statement 33

Limitations
The 2018 Plan contains certain annual award limits, and the maximum number of shares and/or cash that may be issued to any one individual (other than any non-employee director) under the 2018 Plan in any fiscal year is set forth below:
Award Type	Annual Number of Shares or Dollar Value
Stock Options	3,000,000 shares
Stock Appreciation Rights	3,000,000 shares
Restricted Stock	2,000,000 shares
Restricted Stock Units	2,000,000 shares
Performance Shares	2,000,000 shares
Performance Units	$30,000,000
Under the 2018 Plan, no outside director may be granted, in any fiscal year, share-based awards with a grant date fair value (determined in accordance with U.S. generally accepted accounting principles) greater than $500,000, increased to $1,000,000 in the fiscal year of his or her initial service as an outside director, with each of the foregoing limits increased by $25,000 on January 1 of each year during the term of the 2018 Plan.
Administration
The 2018 Plan is administered by our Compensation Committee (or such other committee of our Board as our Board may from time to time designate). Among other things, our Compensation Committee has the authority to select individuals to whom awards may be granted, determine the types of awards (as well as the number of shares of common stock to be covered by each such award) granted, and determine and modify the terms and conditions of any such awards.
Eligibility
Awards may be granted to our directors, employees, and consultants or employees and consultants of any of our parents, subsidiaries, or affiliates. Incentive stock options may be granted only to persons who as of the time of grant are our employees or employees of any of our parents or subsidiaries, and, with respect to adjusted awards, in accordance with the terms of the Employee Matters Agreement, which is defined below.
Stock Options
Each option granted under the 2018 Plan is evidenced by an award agreement specifying the number of shares subject to the option and the other terms and conditions of the option. The exercise price per share of each option may not be less than the fair market value of a share of our common stock on the date of grant (except if granted pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code). However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all of our classes of stock or any of our parent or subsidiary corporations must have an exercise price per share equal to at least 110% of the fair market value of a share on the date of grant. The aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000.
Options are exercisable at such times and under such conditions as the administrator determines and as set forth in the award agreement. Unless otherwise provided in the award agreement, an option subject to only time-based vesting will become fully vested upon termination of a participant’s service for retirement, disability, or death. The 2018 Plan provides that the administrator will determine the acceptable form(s) of consideration for exercising an option. An option will be deemed exercised when we receive the notice of exercise and full payment for the shares to be exercised, together with applicable tax withholdings.
The maximum term of an option is specified in the award agreement, provided that options will have a maximum term of no more than ten years, and provided further that an incentive stock option granted to a 10% stockholder must have a term not exceeding five years.
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EXECUTIVE COMPENSATION
The administrator determines and specifies in each award agreement, solely in its discretion, the post-termination exercise period applicable to an option following a participant’s terminating service with us or our applicable parent, subsidiary, or affiliate. In the absence of such a determination, a participant (or such other appropriate person) will be able to exercise the vested portion of an option for: (1) three months following the participant’s termination for reasons other than retirement, death, or disability, and (2) 12 months following the participant’s termination due to retirement, death, or disability. In no event, however, will an option be exercisable beyond its term.
Stock Appreciation Rights
A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of our common stock between the date of grant of the award and the date of its exercise. Each stock appreciation right granted under the 2018 Plan is evidenced by an award agreement specifying the exercise price, the expiration date, the conditions of exercise, and other terms and conditions of the award. Unless otherwise provided in the award agreement, a stock appreciation right subject to only time-based vesting will become fully vested upon termination of a participant’s service for retirement, death or disability.
The exercise price per share of each stock appreciation right may not be less than the fair market value of a share on the date of grant. Upon exercise of a stock appreciation right, the holder of the award will be entitled to receive a payment determined by multiplying: (1) the difference between the fair market value of a share on the date of exercise and the exercise price by (2) the number of exercised stock appreciation rights. We may pay the appreciation in cash, in shares of equivalent value, or in some combination thereof. The term of a stock appreciation right will be no more than ten years from the date of grant. The terms and conditions relating to the period of post-termination exercise for options (described above) also apply to stock appreciation rights.
Restricted Stock Awards
Awards of restricted stock are rights to acquire or purchase shares of our common stock that generally are subject to transferability and forfeitability restrictions for a specified period. Each award of restricted stock is evidenced by an award agreement specifying the period during which the transfer of shares is subject to restriction (which, in the administrator’s sole discretion, may be based on the passage of time, the achievement of target levels of performance, the occurrence of other events the administrator determines, or a combination thereof), if any, the number of shares granted, and other terms and conditions of the award. Shares of restricted stock generally will be held in escrow until the end of the period of restriction applicable to such shares. Unless otherwise provided in the award agreement, a restricted stock award subject to only time-based vesting will become fully vested upon termination of a participant’s service for disability or death.
Unless otherwise provided by the administrator, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed as of the date set forth in the award agreement. Unless the administrator provides otherwise, participants holding shares of restricted stock have the right to vote the shares and to receive any dividends paid with respect to such shares. The administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed.
Restricted Stock Units
The administrator may grant RSUs, which represent a right to receive cash or shares of our common stock at a future date. Each RSU granted under the 2018 Plan is evidenced by an award agreement specifying the number of shares subject to the award, the form of payout, and other terms and conditions of the award.
RSUs result in a payment to a participant only if the vesting criteria the administrator establishes are achieved or the awards otherwise vest. Unless otherwise provided in the award agreement, RSUs subject to only time-based vesting will become fully vested upon termination of a participant’s service for retirement, disability or death.
After the grant of RSUs, the administrator, in its sole discretion, may reduce or waive any restrictions (including vesting criteria) with respect to such RSUs. A participant will forfeit any unearned RSUs as of the date set forth in the award agreement. Payment of earned RSUs will be made as soon as practicable after the date set forth in the award agreement, and, in the administrator’s sole discretion, will be settled in cash, shares of our common stock, or in a combination of both (which will have an aggregate fair market value equal to the earned RSUs).
Arlo Technologies, Inc. Notice of 2020 Annual Meeting and Proxy Statement 35

Performance Units and Performance Shares
Performance units and performance shares are awards that result in a payment to a participant only if specified performance objectives or other vesting provisions are achieved during a specified performance period. Each award of performance units or shares is evidenced by an award agreement specifying the performance period during which achievement of applicable performance objectives or other vesting criteria will be measured and other terms and conditions of the award. Each performance unit has an initial value established by the administrator on or before the grant date. Each performance share has an initial value equal to the fair market value of a share on the grant date.
The administrator sets performance objectives or other vesting provisions, which may be based upon achieving company-wide, divisional, business unit or individual goals (including continued employment or service), applicable federal or state securities laws, or any other basis the administrator determines in its discretion.
After the applicable performance period has ended, the holder of performance units or shares will be entitled to receive a payout of the number of performance units or shares earned by the participant over the performance period. The administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance units or shares. Payment of earned performance units or shares will be made as soon as practicable after the end of the applicable performance period, and, in the administrator’s sole discretion, will be made in cash, in shares of equivalent value, or any combination of both (which will have an aggregate fair market value equal to the earned performance units or shares at the close of the applicable performance period). A participant will forfeit all performance units or shares that are unearned or unvested as of the date set forth in the award agreement.
Transferability of Awards
Unless otherwise determined by the administrator, awards generally are not transferable other than by will or by the laws of descent or distribution, and may be exercised during the lifetime of the participant, only by the participant.
Dissolution or Liquidation
In the event of our proposed dissolution or liquidation, the administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. An award will terminate immediately prior to the completion of such proposed action to the extent the award has not been previously exercised.
Change in Control
The 2018 Plan provides that, in the event of a “change in control” (as defined in the 2018 Plan), each award will be treated as the administrator determines, including that: (1) awards may be assumed or substantially equivalent awards will be substituted by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments to the number and kind of shares and prices; (2) upon written notice to a participant, that the participant’s awards will terminate upon or immediately before the completion of such change in control; (3) outstanding awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an award will lapse, in whole or in part, before or upon completion of such change in control, and, to the extent the administrator determines, terminate upon or immediately before the effectiveness of such merger or change in control; (4) (a) awards will be terminated in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights as of the date the transaction occurs, or (b) awards will be replaced with other rights or property the administrator selects in its sole discretion; or (5) any combination of the foregoing. The administrator will not be required to treat all awards similarly in the transaction.
An award will not be considered assumed or substituted for unless: (1) the replacement award is the same type as the replaced award, (2) the replacement award has a value equal to the value of the replaced award as determined by the Compensation Committee in its discretion, (3) if the replaced award was equity-based, the replacement award relates to our publicly traded securities or the publicly traded securities of the surviving entity following the change in control, (4) the replacement award contains terms relating to vesting that are substantially identical to those of the replaced award and (5) if the terms and conditions of the replacement award are not less favorable to the participant than the terms and conditions of the replaced award as of the date of the change in control.
36

EXECUTIVE COMPENSATION
If the successor corporation does not assume or substitute for the award, options and stock appreciation rights will become fully vested and exercisable, all restrictions on restricted stock and restricted stock units will lapse, and, for awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels, and all other terms and conditions will be deemed met. In addition, if an option or stock appreciation right is not assumed or substituted for, the administrator will notify the participant that the option or stock appreciation right will be exercisable for a period of time the administrator determines in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.
With respect to awards granted to our non-employee directors, in the event of a change in control, the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, all restrictions on restricted stock and restricted stock units will lapse, and, for awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels, and all other terms and conditions met.
Termination or Amendment
The 2018 Plan will automatically terminate ten years from August 1, 2018, unless terminated earlier by our Board. The administrator may amend, alter, suspend or terminate the 2018 Plan at any time, provided that no amendment may be made without stockholder approval to the extent approval is necessary or desirable to comply with any applicable laws. In addition, no amendment, alteration, suspension or termination may materially impair the rights of any participant unless mutually agreed in writing otherwise between the participant and the administrator.
Adjusted Awards
With respect to any adjusted awards, to the extent that the terms of the 2018 Plan are inconsistent with the terms of the adjusted award, the terms of the adjusted award are governed by the applicable NETGEAR plan under which the adjusted award was granted and the award agreement pursuant to which the adjusted award was granted.
2018 Employee Stock Purchase Plan
In connection with the IPO, our Board has adopted, and our stockholders have approved, the 2018 Employee Stock Purchase Plan (the “2018 ESPP”), which became effective upon the completion of our initial public offering in August 2018 and has terms substantially as set forth below.
Purpose
The purpose of our 2018 ESPP is to provide our eligible employees with an opportunity to purchase shares of our common stock through accumulated payroll deductions. We believe that allowing our employees to participate in the 2018 ESPP provides them with a further incentive to ensure our success and accomplish our corporate goals.
Shares Available for Issuance
On August 1, 2018, in connection with the IPO, we reserved a total of 1,500,000 shares of common stock for issuance under the 2018 ESPP. As of December 31, 2019, 1,475,850 shares of common stock were available for issuance under the 2018 ESPP and on January 1, 2020, pursuant to an “evergreen” provision contained in the 2018 ESPP, a total of 757,751 shares of common stock were automatically added to our 2018 ESPP. The number of shares of our common stock available for issuance under our 2018 ESPP also includes an annual increase on the first day of each fiscal year beginning on January 1, 2019, in an amount equal to the least of: (1) 1,000,000 shares, (2) one percent (1%) of the outstanding shares of our common stock on the last day of the immediately preceding fiscal year and (3) such number of shares as our board of directors may determine; provided, however, that such determination under clause (3) will be made no later than the last day of the immediately preceding fiscal year.
Administration
Our Board or a committee designated by our Board (referred to herein as the “administrator”) administers the 2018 ESPP. All questions of interpretation or application of the 2018 ESPP are determined by the administrator and its decisions are final and binding upon all participants.
Arlo Technologies, Inc. Notice of 2020 Annual Meeting and Proxy Statement 37

Eligibility
Generally, each of our common law employees whose customary employment with us is at least twenty (20) hours per week and more than five (5) months in a calendar year is eligible to participate in the 2018 ESPP; except that no employee will be granted an option under the 2018 ESPP (1) to the extent that, immediately after the grant, such employee would own or have the right to purchase five percent (5%) or more of the total combined voting power or value of all classes of our capital stock or any of our parents or subsidiaries, or (2) to the extent that his or her rights to purchase stock under all of our 2018 ESPP accrues at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.
Offering Period
Unless the administrator determines otherwise, each offering period during which an option granted pursuant to the 2018 ESPP may be exercised will have a duration of approximately six (6) months. No offering period will commence prior to the date of the distribution.
Purchase Price
Unless and until the administrator determines otherwise, the per share purchase price is eighty-five percent (85%) of the fair market value of a share of common stock on the offering date or the exercise date, whichever is lower; provided, however, that the purchase price may be adjusted by the administrator.
Exercise and Payment of the Purchase Right; Payroll Deductions
The number of whole shares of common stock that a participant may purchase in each offering period is determined by dividing the total amount of payroll deductions withheld from the participant’s compensation during that offering period by the purchase price.
Non-Transferability
Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the 2018 ESPP may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or by designation of a beneficiary) by the participant.
Withdrawal
Generally, a participant may withdraw all but not less than all of his or her payroll deductions credited to his or her account and not yet used to exercise his or her option under the 2018 ESPP for an offering period at any time by written notice prior to the last trading day of the offering period without affecting his or her eligibility to participate in future offering periods. Once a participant withdraws from an offering period, however, that participant may not participate again in the same offering period. To participate in a subsequent offering period, the participant must deliver a new subscription agreement to us.
Termination of Employment
Upon termination of a participant’s employment for any reason, including death or disability, he or she shall be deemed to have elected to withdraw from the 2018 ESPP and any payroll deductions credited to the participant’s account (to the extent not yet used to purchase shares of our common stock) shall be returned to the participant or, in the case of death, to the person or persons entitled thereto as provided in the 2018 ESPP, and such participant’s option will automatically be terminated.
Adjustments upon Changes in Capitalization, Dissolution or Liquidation, or Change in Control
Changes in Capitalization. Subject to any required action by our stockholders, in the event of any stock split, reverse stock split, stock dividend, combination or reclassification of our common stock, or any other change in the number of shares of our common stock effected without receipt of consideration by us (provided, however, that conversion of any of our convertible securities shall not be deemed to have been “effected without receipt of consideration”), proportionate adjustments will be made to the purchase price per share and the number and kind of shares of
38

EXECUTIVE COMPENSATION
common stock covered by each option under the 2018 ESPP (which has not yet been exercised), as well as to the number and kind of the shares available for purchase under the 2018 ESPP and the per-person numerical limits on the number of shares that may be purchased under the 2018 ESPP.
Dissolution or Liquidation. In the event of our proposed dissolution or liquidation, the offering period then in progress will be shortened by setting a new exercise date on which such offering period will end, unless provided otherwise by the administrator. The new exercise date will be prior to the dissolution or liquidation. If the administrator shortens any offering period then in progress, the administrator will notify each participant in writing, at least ten (10) business days prior to the new exercise date, that the exercise date has been changed to the new exercise date and that the participant’s option will be exercised automatically on the new exercise date, unless the participant has already withdrawn from the offering period.
Change in Control. In the event of a “change in control,” as defined in the 2018 ESPP, each option under the 2018 ESPP will be assumed or an equivalent option will be substituted by the successor corporation or a parent or subsidiary of such successor corporation. In the event the successor corporation refuses to assume or substitute for the options, any offering periods then in progress will be shortened by setting a new exercise date on which such offering period will end. The new exercise date will occur prior to the change of control. Further, the administrator will notify each participant in writing, at least ten (10) business days prior to the new exercise date, that the exercise date has been changed to the new exercise date and that the participant’s option will be exercised automatically on the new exercise date, unless the participant has already withdrawn from the offering period.
Amendment or Termination of the 2018 ESPP. Our 2018 ESPP will automatically terminate ten years from August 1, 2018, unless terminated earlier by the administrator. The administrator may, at any time and for any reason, terminate, amend or suspend the 2018 ESPP, including the term of any offering period then in progress. Generally, no such termination or amendment can adversely affect options previously granted and stockholder approval will be sought for certain changes as required by applicable law.
Participation in 2018 ESPP
Arlo employees have participated into NETGEAR’s ESPP in 2018 and completed their participation by the end of the second quarter of fiscal 2018. Shares were purchased under the 2018 ESPP by Arlo employees beginning in 2019, as the program was suspended until the completion of the spin-off.
Participation in Arlo’s 2018 ESPP is voluntary and dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. An eligible employee can participate in the 2018 ESPP by completing a subscription agreement authorizing payroll deductions and filing it with our payroll office prior to the applicable offering date.
Director Compensation
Under our non-employee director compensation policy (the “Director Compensation Policy”), which was adopted in August 2018 and amended in October 2018, our non-employee directors are entitled to receive the following compensation components, subject to the terms of the Cooperation Agreement noted below which reduced non-employee director compensation during the term of the Cooperation Agreement.
Cash Retainer. Our non-employee directors are entitled to receive a $40,000 annual retainer. The Chair of the Board and members and Chairs of each committee of the Board also receive the additional annual retainers described below:
•	Chair. The Chair of the Board will receive an additional annual retainer of $50,000.
•	Audit Committee. Each member (including the Chair) of the Audit Committee will receive an annual retainer of $10,000, and the Chair will receive an additional annual retainer of $12,000.
•	Compensation Committee. Each member (including the Chair) of the Compensation Committee will receive an annual retainer of $7,500, and the Chair will receive an additional annual retainer of $7,500.
•
Nominating and Corporate Governance Committee. Each member (including the Chair) of the Nominating and Corporate Governance Committee will receive an annual retainer of $5,000, and the Chair will receive an additional annual retainer of $5,000.

Arlo Technologies, Inc. Notice of 2020 Annual Meeting and Proxy Statement 39

•
Cybersecurity Committee. Each member (including the Chair) of the Cybersecurity Committee will receive an annual retainer of $10,000, and the Chair will receive an additional annual retainer of $10,000.

Pursuant to the Cooperation Agreement, the Company agreed to reduce all such cash retainers by 20% during the term of the Cooperation Agreement. The Cooperation Agreement became effective in May 2019 and terminated in February 2020.
All retainers will be paid on a quarterly basis following the end of each quarter and be prorated, as needed, for partial service during such period.
Annual Grant. In addition, on an annual basis, each non-employee director who has served on the Board for at least six months at the time of our annual stockholder meeting will be eligible to receive an annual grant of a number of RSUs equal to $180,000 divided by the NYSE closing price of our common stock on the date of the annual stockholder meeting (rounded down to the nearest whole share), which will become fully vested on the date of the following year’s annual stockholder meeting. Pursuant to the Cooperation Agreement, the Company agreed to not issue such annual grants to non-employee directors during the term of the Cooperation Agreement, thus no annual awards were granted in 2019.
Initial RSU Grant. Upon joining the Board, each non-employee director will be eligible to receive an initial grant of RSUs (the “Initial Grant”) equal to $360,000 divided by the NYSE closing price of our common stock on the date of grant (rounded down to the nearest whole share), which will vest in three equal annual installments. Pursuant to the Cooperation Agreement, the Company agreed that during the term of the Cooperation Agreement, in lieu of the aforementioned initial RSUs grant, each non-employee director joining the Board will receive an option to purchase 10,000 shares of the Company’s common stock.
Continuing Education. In order to encourage continuing director education, we will also establish a budget for external director education of $7,000 over a two-year period for each director. Directors serving on multiple boards will be encouraged to obtain pro rata reimbursement of their director education expenses from each corporation that they serve. Biennially, we will arrange a continuing education session for the Board, as a whole, to attend in connection with one of its regularly scheduled meetings.
Travel Expenses. Our non-employee directors will be entitled to reimbursement for travel (first-class domestic and business-class international airfare) and other related expenses incurred in connection with their attendance at meetings of our Board and the committees thereof.
2020 Amendment. In April 2020, the Board amended the Director Compensation Policy (the “April 2020 Amendment”). Pursuant to the April 2020 Amendment, the annual cash retainer for general Board service was reduced from $40,000 per year to $32,000 per year (the amount in effect during the term of the Cooperation Agreement), and the Initial Grant was revised to equal the value of the Annual Grant, provided that such Initial Grant will be prorated based on the date that the director is appointed in the calendar year.
The following table details the compensation of our non-employee directors for the 2019 fiscal year.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards Granted ($)(2)	Total ($)
Ralph E. Faison	$101,871	$—	—	$101,871
Jocelyn E. Carter-Miller	$56,354	$—	—	$56,354
Grady K. Summers	$60,689	$—	—	$60,689
Mike Pope	$58,088	$—	—	$58,088
Prashant Aggarwal	$54,187	$—	—	$54,187
Amy M. Rothstein	$21,173	$—	25,880	$47,053
(1)
Our non-employee director compensation policy was adopted in August 2018 and amended in October 2018 and April 2020. As discussed above, the fees were reduced by 20% during the term of the Cooperation Agreement. The fees earned by our non-employee directors in 2019 represent the annual cash retainers discussed above, a portion of which were paid in 2020.

(2)
The amounts included in the “Option Awards Granted” column represent the full grant date value of options granted in 2019 calculated utilizing the provisions of the authoritative guidance for stock compensation FASB ASC718 (without regards to estimates for forfeitures). For a discussion of the valuation assumptions, see Note 13 on the Form 10-K for the year ended December 31, 2019 included in our Annual Report.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Below we describe transactions since January 1, 2018 to which we were or will be a participant and in which the amounts involved exceeded or will exceed $120,000, and any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest. We believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.
Relationship with NETGEAR
Prior to the consummation of our initial public offering in August 2018, we operated as an operating segment of NETGEAR. On December 31, 2018, NETGEAR completed the spin-off of our company by means of a special stock dividend of 62,500,000 shares of our common stock that had been owned by NETGEAR to NETGEAR stockholders of record as of the close of business on December 17, 2018. The distribution of the special stock dividend was made on December 31, 2018. Prior to the Distribution, NETGEAR owned approximately 84.2% of the outstanding shares of our common stock. Following the completion of the Distribution, NETGEAR no longer owns any shares of our common stock and is no longer considered a related party.
Arlo and NETGEAR have entered into certain agreements to effect the separation of our business from NETGEAR, provide a framework for our relationship with NETGEAR after the separation and provide for the allocation between us and NETGEAR of NETGEAR’s assets, employees, liabilities and obligations (including its investments, property and employee benefits assets and liabilities) attributable to periods prior to, at and after our separation from NETGEAR.
The material terms of each of these agreements are summarized below. These summaries are qualified in their entirety by reference to the full text of such agreements, which are filed as exhibits to the Annual Report. When used in this section, “separation date” refers to the date on which NETGEAR contributed the Arlo business to us.
Master Separation Agreement
On August 2, 2018, we entered into the Master Separation Agreement with NETGEAR (the “Master Separation Agreement”), which sets forth the agreements between us and NETGEAR regarding the principal corporate transactions required to effect our separation from NETGEAR, our initial public offering, and the Distribution, and other agreements governing the relationship between NETGEAR and us.
The Separation
The Master Separation Agreement identifies assets to be transferred, liabilities to be assumed and contracts to be assigned to each of us and NETGEAR as part of the separation of NETGEAR into two companies, and provides for when and how these transfers, assumptions and assignments will occur. In particular, the Master Separation Agreement provides, among other things, that, subject to certain exceptions and the terms and conditions contained therein:
•
the assets exclusively related to the businesses and operations of NETGEAR’s Arlo business as well as certain other assets mutually agreed upon by NETGEAR and Arlo, which we collectively refer to as the “Arlo Assets,” will be transferred to Arlo or one of our subsidiaries;

•
certain liabilities (including whether accrued, contingent or otherwise) arising out of or resulting from the Arlo Assets, and other liabilities related to the businesses and operations of NETGEAR’s Arlo business, which we collectively refer to as the “Arlo Liabilities,” will be retained by or transferred to us or one of our subsidiaries;

•
all of the assets and liabilities (including whether accrued, contingent or otherwise) other than the Arlo Assets and Arlo Liabilities (such assets and liabilities, other than the Arlo Assets and the Arlo Liabilities, are referred to as the “NETGEAR Assets” and “NETGEAR Liabilities,” respectively) will be retained by or transferred to NETGEAR or one of its subsidiaries; and

•	certain shared contracts will be assigned in part to us or our applicable subsidiaries or be appropriately amended.
Arlo Technologies, Inc. Notice of 2020 Annual Meeting and Proxy Statement 41

Except as may expressly be set forth in the Master Separation Agreement or any other transaction agreements, all assets will be transferred on an “as is,” “where is” basis, and the respective transferees will bear the economic and legal risks that (1) any conveyance will prove to be insufficient to vest in the transferee good title, free and clear of any security interest, and (2) any necessary consents or governmental approvals are not obtained or that any requirements of laws or judgments are not complied with.
Claims
In general, each party to the Master Separation Agreement assumes liability for all pending, threatened and unasserted legal matters related to its own business or its assumed or retained liabilities and is obligated to indemnify the other party for any liability to the extent arising out of or resulting from such assumed or retained legal matters.
Intercompany Accounts
Pursuant to the Master Separation Agreement, at or prior to the separation from NETGEAR, all intercompany accounts between NETGEAR and its subsidiaries, on the one hand, and Arlo and its subsidiaries, on the other hand, were settled.
Further Assurances
To the extent that any transfers or assignments contemplated by the Master Separation Agreement have not been consummated on or prior to the date of the separation, the parties will agree to cooperate to effect such transfers as promptly as practicable following the date of the separation. In addition, each of the parties will agree to cooperate with the other party and use commercially reasonable efforts to take or to cause to be taken all actions, and to do, or to cause to be done, all things reasonably necessary under applicable law or contractual obligations to consummate and make effective the transactions contemplated by the Master Separation Agreement and the other transaction agreements.
Initial Public Offering
The consummation of our initial public offering was subject to the satisfaction (or waiver by NETGEAR in its sole discretion) of certain conditions, each of which was met or validly waived by NETGEAR. We consummated our initial public offering in August 2018.
The Distribution
NETGEAR’s obligation to complete the Distribution was subject to several conditions that must be satisfied (or waived by NETGEAR in its sole discretion), each of which was met or validly waived by NETGEAR. On December 31, 2018, NETGEAR announced that it had completed the Distribution.
Releases
The Master Separation Agreement provides that, except as otherwise provided in the Master Separation Agreement or any other transaction agreements, each party will release and forever discharge the other party and its respective subsidiaries and affiliates from all liabilities existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the separation from NETGEAR. The releases will not extend to obligations or liabilities under any agreements between the parties that remain in effect following the separation, which agreements include, but are not limited to, the Master Separation Agreement, the Transition Services Agreement, the Tax Sharing Agreement, and the transfer documents in connection with the separation.
Financial Covenants; Auditors and Audits; Annual Financial Statements and Accounting
We agreed that, while NETGEAR was required to consolidate our results of operations and financial position or account for its investment in our company under the equity method of accounting, we would comply with certain financial covenants.
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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Intellectual Property Matters
We and NETGEAR continued collaborating on certain technology projects during the period between August 2018 and December 2018, which resulted in the creation of new intellectual property rights. At the end of this collaboration period, we met and determined in good faith what newly created intellectual property rights owned by each party arose from the collaboration, and such newly created intellectual property rights will be licensed under the license agreement.
Indemnification
In addition, the Master Separation Agreement provides for cross-indemnities principally designed to place financial responsibility for the obligations and liabilities of our business with us and financial responsibility for the obligations and liabilities of NETGEAR’s business with NETGEAR. Specifically, each party will indemnify, defend and hold harmless the other party, its affiliates and subsidiaries and their respective officers, directors, employees and agents (collectively, the “indemnified parties”) for any losses arising out of or otherwise in connection with:
•
the liabilities that each such party assumed or retained pursuant to the master separation agreement (which, in our case, would include the Arlo Liabilities and, in the case of NETGEAR, would include the NETGEAR Liabilities) and the other transaction agreements;

•
the failure of NETGEAR or us to pay, perform or otherwise promptly discharge any of the NETGEAR Liabilities or the Arlo Liabilities, respectively, in accordance with their terms, whether prior to, at or after the separation;

•
any breach by such party of the master separation agreement or the other transaction agreements (other than the intellectual property rights cross-license agreement, which specifies the parties’ obligations therein); and

•
except to the extent relating to an Arlo Liability, in the case of NETGEAR, or a NETGEAR Liability, in our case, any guarantee, indemnification or contribution obligation, surety bond or other credit support agreement or arrangement for the benefit of NETGEAR or us, respectively.

We will also indemnify, defend and hold harmless the NETGEAR indemnified parties for any losses arising out of or otherwise in connection with any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information (1) contained in our registration statement on Form S-1 (File No. 333-226088), or any prospectus (other than information provided by NETGEAR to us specifically for inclusion in our registration statement on Form S-1 (File No. 333-226088), or any prospectus), (2) contained in any of our public filings with the SEC, or (3) provided by us to NETGEAR specifically for inclusion in NETGEAR’s annual or quarterly or current reports following our initial public offering to the extent (A) such information pertains to us or the Arlo business or (B) NETGEAR has provided prior written notice to us that such information will be included in one or more annual or quarterly or current reports, specifying how such information will be presented, and the information is included in such annual or quarterly or current reports (except, in the case of clause (B), for liabilities arising out of or resulting from, or in connection with, any action or inaction of any member of NETGEAR, including as a result of any misstatement or omission of any information by NETGEAR to us).
NETGEAR will also indemnify, defend and hold harmless the Arlo indemnified parties for any losses arising out of or otherwise in connection with any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information (1) contained in our registration statement on Form S-1 (File No. 333-226088), or any prospectus provided by NETGEAR specifically for inclusion therein to the extent such information pertains to (A) NETGEAR or (B) NETGEAR’s business (for the avoidance of doubt, other than the Arlo business) or (2) provided by NETGEAR to us specifically for inclusion in our annual or quarterly or current reports following our initial public offering to the extent (A) such information pertains to (x) NETGEAR or (y) NETGEAR’s business (for the avoidance of doubt, other than the Arlo business) or (B) we have provided written notice to NETGEAR that such information will be included in one or more annual or quarterly or current reports, specifying how such information will be presented, and the information is included in such annual or quarterly or current reports (except, in the case of clause (B), for liabilities arising out of or resulting from, or in connection with, any action or inaction of ours, including as a result of any misstatement or omission of any information by us to NETGEAR.
The Master Separation Agreement also specifies procedures with respect to claims subject to indemnification and related matters.
Arlo Technologies, Inc. Notice of 2020 Annual Meeting and Proxy Statement 43

Other Provisions
The Master Separation Agreement also governs the provision and retention of records, access to information, confidentiality, cooperation with respect to governmental filings and third-party consents and insurance.
Termination
The Master Separation Agreement may be terminated by NETGEAR. The Master Separation Agreement provides that, in the event of a termination of the Master Separation Agreement on or after the completion of our initial public offering, (1) only the provisions of the Master Separation Agreement that obligate the parties to pursue the distribution will terminate and (2) the other provisions of the Master Separation Agreement and the other transaction agreements that NETGEAR and we enter into will remain in full force and effect.
Transition Services Agreement
In August 2018, we entered into a Transition Services Agreement with NETGEAR (the “Transition Services Agreement”) pursuant to which NETGEAR provides us, and we provide NETGEAR, with specified services for a limited time to help ensure an orderly transition following the separation. The Transition Services Agreement specifies the calculation of our costs for these services. The cost of these services will be negotiated between us and NETGEAR.
In general, the services began in August 2018 and will cover a period generally not expected to exceed 12 months following the Distribution. We and NETGEAR have agreed to perform our respective services with substantially the same nature, quality, standard of care and service levels at which the same or similar services were performed by or on behalf of us or NETGEAR, as applicable, prior to the separation or, if not so previously provided, then substantially similar to those which are applicable to similar services provided to the affiliates or other business components of us or NETGEAR, as applicable.
The Transition Services Agreement generally provides that the applicable service recipient indemnifies the applicable service provider for liabilities that such service provider incurs arising from the provision of services other than liabilities arising from such service provider’s gross negligence, bad faith or willful misconduct or material breach of the transition services agreement, and that the applicable service provider indemnifies the applicable service recipient for liabilities that such service recipient incurs arising from such service provider’s gross negligence, bad faith or willful misconduct or material breach of the transition services agreement.
Tax Matters Agreement
In August 2018, we entered into a Tax Matters Agreement with NETGEAR (the “Tax Matters Agreement”) that governs our respective rights, responsibilities and obligations with respect to tax matters (including responsibility for taxes attributable to us and our subsidiaries, entitlement to refunds, allocation of tax attributes, preparation of tax returns, control of tax contests and other matters).
We agree in the Tax Matters Agreement to be responsible for and to indemnify NETGEAR for: (i) all income taxes imposed with respect to any consolidated, combined, or unitary tax return of NETGEAR or any of its subsidiaries that includes us or any of our subsidiaries to the extent attributable to us or any of our subsidiaries, as determined under the tax matters agreement, and (ii) all taxes imposed with respect to any of our subsidiaries’ consolidated, combined, unitary, or separate tax returns, in each case, for any taxable period (or portion thereof) beginning after July 2, 2018.
The Tax Matters Agreement provides special rules that allocate tax liabilities in the event the Distribution, together with certain related transactions, fails to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Code. We agree that each party will be responsible for any taxes and related amounts imposed on us or NETGEAR as a result of the failure to so qualify, to the extent that the failure to so qualify is attributable to actions, events or transactions relating to such party’s respective stock, assets or business, or a breach of the relevant representations or covenants made by that party in the tax matters agreement.
In addition, we agree that we and our subsidiaries will be subject to certain restrictions during the two-year period following the Distribution that are intended to prevent the Distribution, together with certain related transactions, from failing to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Code. Specifically, during such period, except in specific circumstances or unless NETGEAR waives our obligation to comply with such restrictions, we expect that we and our subsidiaries will
44

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
generally be prohibited from: (i) ceasing to conduct certain businesses, (ii) entering into certain transactions or series of transactions pursuant to which all or a portion of our common stock would be acquired or all or a portion of certain of our and our subsidiaries’ assets would be acquired, (iii) liquidating, merging or consolidating with any other person, (iv) issuing equity securities beyond certain thresholds, (v) repurchasing our stock other than in certain open-market transactions or (vi) taking or failing to take any other action that would cause the distribution, together with certain related transactions, to fail to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes under Section 355 and 368(a)(1)(D) of the Code.
Employee Matters Agreement
In August 2018, we entered into an Employee Matters Agreement with NETGEAR that addresses employment, compensation and benefits matters, including the allocation and treatment of assets and liabilities relating to employees and compensation and benefit plans and programs in which our employees participated in prior to the Distribution, as well as other human resources, employment and employee benefit matters.
The Employee Matters Agreement generally provides, unless otherwise specified, that following July 2, 2018: (1) NETGEAR will be responsible for liabilities associated with employees employed by NETGEAR on and following July 2, 2018 and all former employees of NETGEAR (including former employees of the Arlo business) who terminated employment prior to July 2, 2018 and (2) Arlo will be responsible for liabilities associated with employees employed by Arlo on and following July 2, 2018 and all former employees of Arlo who terminate employment on or following July 2, 2018. Between July 2, 2018 and the date of the Distribution, Arlo employees continued to participate in the NETGEAR health, welfare and retirement benefit plans and the cost of the participation of Arlo employees in such plans will be borne by Arlo.
Generally, subject to limited exceptions, following the effective time of the Distribution Arlo employees participate in Arlo’s health, welfare and retirement plans and Arlo is responsible for all liabilities relating to such plans.
The Employee Matters Agreement also describes how NETGEAR equity-based compensation awards were adjusted in connection with the Distribution.
Intellectual Property Rights Cross-License Agreement
In August 2018, we entered into an Intellectual Property Rights Cross-License Agreement with NETGEAR (the “Cross-License Agreement”), which governs our and NETGEAR’s respective rights, responsibilities and obligations with respect to certain patents, copyrights, trade secret and intellectual property rights (other than trademarks).
Pursuant to the Cross-License Agreement, NETGEAR and Arlo, as the case may be (in such capacity, a “licensor”), granted the other party and its subsidiaries (in such capacity, the “licensee”), subject to certain limitations with respect to patents and certain core software described below, a non-exclusive, royalty free, irrevocable, worldwide license to licensor’s intellectual property rights to permit the licensee to continue the current and future operation of the licensee’s business, including to make, sell and otherwise produce and commercialize its products. The license to the licensor’s intellectual property rights (other than to patents and core software) may be sub-licensed to third parties by the licensee in the ordinary course of licensee’s business.
Our license to NETGEAR and its subsidiaries includes a license to all of our patents and patents arising from our applications that exist at the time of the separation, and NETGEAR’s license to us includes a license to any NETGEAR patent practiced by our business or products and any patent arising from a NETGEAR application related to our business or products as of the time of the separation. The license to a licensor’s patents includes a limitation that the licensee may not sub-license its license to third parties. The license to certain identified software of each party which is core to such party’s products (“core software”) includes the limitation that the licensee may not redistribute or sub-license the source code for such core software to a third party.
The Cross-License Agreement is transferable by a party in a change of control, provided that the licenses to patents and the core software will not extend to the acquiring party’s products or services.
All licenses granted to a licensee extend to any entity that is a subsidiary of the licensee for so long as such entity is a subsidiary. If a subsidiary that is actively engaged in a line of business ceases to be a subsidiary of the licensee (NETGEAR or Arlo, as the case may be), such entity may retain the licenses granted to it, but only with respect to the line of business in which it is engaged at the effective time of it ceasing to be a subsidiary, and provided that such
Arlo Technologies, Inc. Notice of 2020 Annual Meeting and Proxy Statement 45

entity and its acquiror (in the event it ceases to be a subsidiary as a result of being acquired by a third party), agree in writing to be bound by the terms of the intellectual property rights cross-license agreement. If the entity is acquired by a third party, the sub-license will not extend to the acquiror’s products, business or operations.
The licenses are granted by the licensor on an as-is basis and without any warranty. The Cross-License Agreement also provides that each party, in its capacity as a licensee, will indemnify the other party, in its capacity as a licensor, and its directors, officers, agents, successors and subsidiaries against any losses suffered by such indemnified party as a result of the indemnifying party’s practice of the intellectual property licensed to such indemnifying party under the intellectual property rights cross-license agreement.
Registration Rights Agreement
In August 2018, we entered into a Registration Rights Agreement with NETGEAR (the “Registration Rights Agreement”), containing customary representations, warranties and covenants, pursuant to which we granted NETGEAR and its affiliates certain registration rights with respect to our common stock owned by them. We refer to these shares as “registrable securities,” and we refer to the holders of these registrable securities as “holders.”
The Registration Rights Agreement provides that each holder is entitled to unlimited piggyback registration rights with respect to its registrable securities, such that each holder can include its registrable securities in registration statements filed by us, including registration effected by us for security holders other than holders, subject to certain limitations. The Registration Rights Agreement also grants NETGEAR and its subsidiaries that hold registrable securities demand registration rights requiring that we register registrable securities held by holders and take all actions reasonably necessary or desirable to expedite or facilitate the disposition of registrable securities. NETGEAR and its subsidiaries that hold registrable securities may request up to two registrations in any 12-month period, subject to certain limitations. Our obligation to effect demand registration rights will not be relieved to the extent we effect piggyback registration rights.
We will pay the costs incident to our compliance with the registration rights agreement but the holders will pay for any underwriting discounts or commissions or transfer taxes associated with all such registrations.
Pursuant to the Registration Rights Agreement, we will indemnify NETGEAR and its subsidiaries that hold registrable securities (and their directors, officers, agents and, if applicable, each other person who controls such holder under Section 15 of the Securities Act of 1933, as amended (the “Securities Act”) registering shares pursuant to the Registration Rights Agreement) against certain losses, expenses and liabilities under the Securities Act, common law or otherwise. Holders will similarly indemnify us but such indemnification will be limited to an amount equal to the net proceeds received by such holder under the sale of registrable securities giving rise to the indemnification obligation.
Employment Arrangements
We currently have written confirmatory employment letters with our executive officers. For information about our employment agreements with our named executive officers, refer to “Executive Compensation - Agreements with our Named Executive Officers.”
Equity Awards Granted to Executive Officers and Directors
We have granted stock options and RSUs to our executive officers and directors. For information about our stock option and RSU awards to our named executive officers and our directors, refer to “Executive Compensation-Outstanding Equity Awards at Fiscal Year-End” and “Executive Compensation-Non-Employee Director Compensation.”
Indemnification Agreements
We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our amended and restated certificate of incorporation and amended and restated bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of
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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
our directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at our request. We believe that these provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may decline in value to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Policies and Procedures for Related Person Transactions
We have a general policy that all material transactions with a related party, as well as all material transactions in which there is an actual, or in some cases, perceived, conflict of interest, will be subject to prior review and approval by our Audit Committee and its independent members, who will determine whether such transactions or proposals are fair and reasonable to our company and our stockholders. In general, potential related-party transactions will be identified by our management and discussed with our Audit Committee at its meetings. Detailed proposals, including, where applicable, financial and legal analyses, alternatives and management recommendations, will be provided to our Audit Committee with respect to each issue under consideration, and decisions will be made by our Audit Committee with respect to the foregoing related-party transactions after opportunity for discussion and review of materials. When applicable, our Audit Committee will request further information and, from time to time, will request guidance or confirmation from internal or external counsel or auditors.
As of December 31, 2019, NETGEAR was no longer considered to be a related party to Arlo.
Arlo Technologies, Inc. Notice of 2020 Annual Meeting and Proxy Statement 47

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Arlo stockholders will be “householding” the Company’s proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or Arlo. Direct your written request to Arlo Technologies, Inc., Attn: Secretary, 3030 Orchard Parkway, San Jose, California 95134 or call us at (408) 890-3900 and we will promptly deliver the requested documents or notice. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.
48

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

/s/ Matthew McRae
Matthew McRae
Chief Executive Officer and Director
May 19, 2020
A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2019 is available without charge upon written request to: Arlo Technologies, Inc., Attn: Secretary, 3030 Orchard Parkway, San Jose, California 95134.
Arlo Technologies, Inc. Notice of 2020 Annual Meeting and Proxy Statement 49

ARLO TECHNOLOGIES, INC.
3030 ORCHARD PARKWAY
SAN JOSE,CA 95134

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/30/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/ARLO2020

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01 Prashant Aggarwal   02 Amy Rothstein   03 Grady Summers

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.	▢	▢	▢

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com

ARLO TECHNOLOGIES, INC.
Annual Meeting of Stockholders
July 1, 2020 9:30 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Matt McRae and Brian Busse, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ARLO TECHNOLOGIES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 09:30 AM, PDT on July 1, 2020, virtually via live webcast at www.virtualshareholdermeeting.com/ARLO2020, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

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